                                                                     EXHIBIT 2.1








                          AGREEMENT AND PLAN OF MERGER



                                      AMONG



                         PEDIATRIX MEDICAL GROUP, INC.,



                            INFANT ACQUISITION CORP.,



                                       AND



                         MAGELLA HEALTHCARE CORPORATION



                          DATED AS OF FEBRUARY 14, 2001



                               TABLE OF CONTENTS

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ARTICLE I                THE MERGER

         Section 1.1     The Merger..............................................................................      2
         Section 1.2     Effective Time..........................................................................      2
         Section 1.3     Effects of the Merger...................................................................      2
         Section 1.4     Charter and By-laws; Directors..........................................................      2
         Section 1.5     Conversion of Securities................................................................      3
         Section 1.6     Dissenting Shares.......................................................................      4
         Section 1.7     Parent to Make Certificates Available...................................................      4
         Section 1.8     Dividends; Transfer Taxes; Withholding..................................................      5
         Section 1.9     No Fractional Securities................................................................      6
         Section 1.10    Return of Exchange Fund.................................................................      6
         Section 1.11    Adjustment of Exchange Ratio............................................................      6
         Section 1.12    No Further Ownership Rights in Company Capital Stock....................................      7
         Section 1.13    Closing of Company Transfer Books.......................................................      7
         Section 1.14    Lost Certificates.......................................................................      7
         Section 1.15    Further Assurances......................................................................      7
         Section 1.16    Closing.................................................................................      7

ARTICLE II               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Section 2.1     Organization, Standing and Power........................................................      8
         Section 2.2     Capital Structure.......................................................................      9
         Section 2.3     Authority...............................................................................     10
         Section 2.4     No Violation............................................................................     10
         Section 2.5     No Filings, Consents or Approvals.......................................................     11
         Section 2.6     SEC Documents and Other Reports.........................................................     11
         Section 2.7     Absence of Certain Changes or Events....................................................     12
         Section 2.8     Tax Matters.............................................................................     12
         Section 2.9     Parent Permits..........................................................................     13
         Section 2.10    Compliance with Applicable Laws.........................................................     13
         Section 2.11    Employee Benefit Plans; ERISA...........................................................     13
         Section 2.12    Opinion of Financial Advisor............................................................     13
         Section 2.13    Required Vote of Parent.................................................................     13
         Section 2.14    Registration Statement and Proxy Statement..............................................     14
         Section 2.15    Brokers.................................................................................     14

ARTICLE III              REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Section 3.1     Organization, Standing and Power........................................................     14
         Section 3.2     Capital Structure.......................................................................     14
         Section 3.3     Authority...............................................................................     16
         Section 3.4     No Violations...........................................................................     16
         Section 3.5     No Filings, Consents or Approvals.......................................................     17
         Section 3.6     Financial Statements....................................................................     17


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


                                TABLE OF CONTENTS
                                   (continued)

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         Section 3.7     No Undisclosed Liabilities..............................................................     18
         Section 3.8     Absence of Changes or Events............................................................     18
         Section 3.9     Tax Matters.............................................................................     19
         Section 3.10    Real and Personal Property..............................................................     20
         Section 3.11    Title to Assets; No Other Rights........................................................     21
         Section 3.12    Insurance...............................................................................     21
         Section 3.13    Company Permits and Compliance..........................................................     21
         Section 3.14    Contracts...............................................................................     22
         Section 3.15    Compliance with Applicable Laws.........................................................     24
         Section 3.16    Environmental Matters...................................................................     24
         Section 3.17    Billing Practices; Fraud and Abuse......................................................     24
         Section 3.18    Certain Transactions and Interests......................................................     25
         Section 3.19    Inspections and Investigations..........................................................     25
         Section 3.20    Business Name...........................................................................     26
         Section 3.21    Litigation; Decrees.....................................................................     26
         Section 3.22    ERISA...................................................................................     26
         Section 3.23    Intellectual Property...................................................................     28
         Section 3.24    Opinion of Financial Advisor............................................................     28
         Section 3.25    Registration Statement and Proxy Statement..............................................     29
         Section 3.26    State Takeover Statutes.................................................................     29
         Section 3.27    Brokers.................................................................................     29
         Section 3.28    Full Disclosure.........................................................................     29

ARTICLE IV               COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 4.1     Conduct of Business by the Company Pending the Merger...................................     29
         Section 4.2     Conduct of Business by Parent Pending the Closing.......................................     32
         Section 4.3     Third Party Confidentiality Agreements..................................................     33
         Section 4.4     No Solicitation.........................................................................     33

ARTICLE V                ADDITIONAL AGREEMENTS

         Section 5.1     Parent Shareholders Meetings; Stockholders' Consent.....................................     34
         Section 5.2     Filings; Other Actions..................................................................     35
         Section 5.3     Comfort Letters.........................................................................     35
         Section 5.4     Access to Information...................................................................     36
         Section 5.5     Compliance with the Securities Act......................................................     36
         Section 5.6     Stock Exchange Listings.................................................................     36
         Section 5.7     Fees and Expenses.......................................................................     37
         Section 5.8     Company Stock Options...................................................................     37
         Section 5.9     Reasonable Efforts......................................................................     38
         Section 5.10    Public Announcements....................................................................     38
         Section 5.11    State Takeover Laws.....................................................................     39
         Section 5.12    Notification of Certain Matters.........................................................     39


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                                TABLE OF CONTENTS
                                   (continued)

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         Section 5.13    Employees...............................................................................     39
         Section 5.14    Certain Agreements......................................................................     40
         Section 5.15    Indemnification; Directors' and Officers' Insurance.....................................     40
         Section 5.16    Appointment of Directors................................................................     41
         Section 5.17    Cashless Exercise of the Warrants.......................................................     41
         Section 5.18    Amendment of Terms of Convertible Debt..................................................     41
         Section 5.19    Company Permits and Physician Permits...................................................     41

ARTICLE VI               CONDITIONS PRECEDENT TO THE MERGER

         Section 6.1     Conditions to Each Party's Obligation to Effect the Merger..............................     42
         Section 6.2     Conditions to Obligation of the Company to Effect the Merger............................     43
         Section 6.3     Conditions to Obligations of Parent and Sub to Effect the Merger........................     44

ARTICLE VII              TERMINATION, AMENDMENT AND WAIVER

         Section 7.1     Termination.............................................................................     45
         Section 7.2     Effect of Termination...................................................................     46
         Section 7.3     Amendment...............................................................................     46
         Section 7.4     Waiver..................................................................................     46

ARTICLE VIII             GENERAL PROVISIONS

         Section 8.1     Non-Survival of Representations and Warranties..........................................     46
         Section 8.2     Notices.................................................................................     46
         Section 8.3     Interpretation..........................................................................     47
         Section 8.4     Counterparts............................................................................     48
         Section 8.5     Entire Agreement; No Third-Party Beneficiaries..........................................     48
         Section 8.6     GOVERNING LAW...........................................................................     48
         Section 8.7     Assignment..............................................................................     48
         Section 8.8     Severability............................................................................     48
         Section 8.9     Enforcement of this Agreement...........................................................     49

INDEX OF DEFINED TERMS

EXHIBITS

         Exhibit A - Form of Affiliate's Agreement
         Exhibit B - Form of Standstill and Registration Rights Agreement Exhibit C - Form of Stockholders' Consent

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER dated as of February 14, 2001 (this "Agreement"), among PEDIATRIX MEDICAL GROUP, INC., a Florida corporation ("Parent"), INFANT ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and MAGELLA HEALTHCARE CORPORATION, a Delaware corporation (the "Company"). Sub and the Company are sometimes hereinafter collectively referred to as the "Constituent Corporations".

                              W I T N E S S E T H:

                  WHEREAS the respective Boards of Directors of Parent, Sub and the Company have unanimously approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of (i) Series A Convertible Preferred Stock, $.01 par value per share, of the Company ("Company Series A Stock"), (ii) Series B Convertible Preferred Stock, $.01 par value per share, of the Company ("Company Series B Stock"), (iii) Common Stock, $.01 par value per share, of the Company ("Company Common Stock"), and (iv) Convertible Non-Voting Common Stock, $.01 par value per share, of the Company ("Company Non-Voting Common Stock"; together with Company Series A Stock, Company Series B Stock and Company Common Stock, "Company Capital Stock"), not owned by Parent, the Company or their respective wholly owned subsidiaries (other than shares of Company Capital Stock held by persons who object to the Merger and comply with all the provisions of the Delaware General Corporation Law (the "DGCL") concerning the right of holders of Company Capital Stock to dissent from the Merger and require appraisal of their shares of Company Capital Stock) will be converted into shares of common stock, $.01 par value per share, of Parent ("Parent Common Stock");

                  WHEREAS no shares of Company Series B Stock or Company Non-Voting Common Stock are outstanding as of the date of this Agreement;

                  WHEREAS Parent and each of Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS"), WCAS Healthcare Partners, L.P., John K. Carlyle, Steven K. Boyd, Ian M. Ratner, and certain other holders of Company Capital Stock (collectively, the "Principal Stockholders"), as the holders, in the aggregate, of at least (i) 92.0% of the outstanding shares of Company Series A Stock and
(ii) 12.1% of the outstanding shares of Company Common Stock, in each case on the date of this Agreement, representing in the aggregate at least 51.1% of the total number of votes entitled to be cast by holders of Company Common Stock and Company Series A Stock, voting as a class, at any duly held meeting of the Company's stockholders with respect to the approval of the Merger, if all outstanding shares of Company Capital Stock entitled to vote thereat were duly represented at such meeting, have entered into a Stockholders' Agreement as of the date hereof with Parent (the "Stockholders' Agreement"), which agreement the Board of Directors of the Company has approved;

                  WHEREAS each of the Principal Stockholders holding warrants issued by the Company on or about February 2, 1998, to purchase shares of Company Non-Voting Common Stock have agreed to exercise all such warrants held by it on a cashless basis prior to the

Effective Time (as defined hereinafter) in accordance with Section 4 of the Stockholders' Agreement;

                  WHEREAS the respective Boards of Directors of each of Parent, Sub and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective stockholders or shareholders, as the case may be; and

                  WHEREAS for federal income tax purposes, the parties to this Agreement intend that the Merger shall be treated as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

                  Section 1.1 The Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding anything to the contrary herein, at the election of Parent, Parent or any wholly owned Subsidiary (as defined in Section 2.1) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to Parent and the Company, in order to reflect such substitution.

                  Section 1.2 Effective Time. The Merger shall become effective when a certificate of merger (the "Certificate of Merger"), prepared and executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is accepted for record or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made on the date of the Closing (as defined in Section 1.16).

                  Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in the DGCL, including Section 259(a) thereof.

                  Section 1.4 Charter and By-laws; Directors. (a) At the Effective Time, the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (as defined in Section 2.4); provided, however, that, subject to Section 5.15, the Certificate of Incorporation of Sub shall include provisions substantially similar to ARTICLE NINTH of the Certificate of Incorporation, as amended, of the

Company existing on the date of this Agreement; provided, further, that, at the Effective Time, ARTICLE FIRST of the Certificate of Incorporation of Sub shall be amended to read in its entirety as follows: "The name of the corporation is `Magella Healthcare Corporation'." At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or in the Certificate of Incorporation of the Surviving Corporation; provided, however, that, subject to Section 5.15, the Bylaws of Sub shall include provisions substantially similar to Article V of the Bylaws of the Company existing on the date of this Agreement.

                  (b) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  Section 1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

                  (a) Each issued and outstanding share of common stock, $.01 par value per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation.

                  (b) All shares of Company Capital Stock that are held in the treasury of the Company and shares of Company Capital Stock owned by Parent or Sub or by any wholly owned Subsidiary of Parent or of the Company shall be cancelled and no cash, capital stock of Parent or other consideration shall be delivered in exchange therefor.

                  (c) Subject to the provisions of Sections 1.9 and 1.11 hereof, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be canceled in accordance with Section 1.5(b) and (ii) the Dissenting Shares (as defined in Section 1.6)) shall be converted into the right to receive from the Exchange Agent (as defined in Section 1.7) a fraction (the "Exchange Ratio") of a validly issued, fully paid and nonassessable share of Parent Common Stock equal to the product of (x) one-thirteenth times (y) (A) in the case of Company Common Stock, one, or (B) in the case of any other class or series of Company Capital Stock, that number of shares of Company Common Stock into which one share of such other class or series of Company Capital Stock is then convertible. Holders of shares of Parent Common Stock issued in the Merger shall also receive for each share of Parent Common Stock so issued a purchase right for one share of Parent Series A Stock (as defined in Section 2.2), as provided in that certain Rights Agreement dated as of March 31, 1999 by and between Parent and BankBoston, N.A. (the "Rights Agreement"). All such shares of Company Capital Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive (i) any dividends and other distributions in accordance with Section 1.8, (ii) certificates representing the shares of Parent Common Stock into which such shares are converted and (iii) any cash, without interest, in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Sections 1.7 and 1.9.

                  Section 1.6 Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who object to the Merger and who shall have complied with all the provisions of the DGCL concerning the right of holders of shares of Company Capital Stock to dissent from the Merger and require appraisal for such shares in accordance with the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration set forth in
Section 1.5(c). Such stockholders shall instead be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration set forth in Section 1.5(c), without any interest thereon, upon surrender, in the manner provided in Section 1.7, of the certificate or certificates that formerly evidenced such Dissenting Shares.

                  (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                  Section 1.7 Parent to Make Certificates Available.

                  (a) Exchange of Certificates. Prior to the Effective Time, Parent shall authorize a commercial bank (or such other person as shall be reasonably acceptable to Parent and the Company) to act as the Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Capital Stock converted in the Merger, certificates representing the Parent Common Stock issuable in exchange for outstanding shares of Company Capital Stock and thereafter, from time to time promptly upon the request of the Exchange Agent, cash or other property required, if any, to pay or make any dividends or distributions pursuant to Section 1.8 and cash required to make payments in lieu of any fractional shares pursuant to Section 1.9 (such Parent Common Stock, cash and other property being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, on a daily basis. Any interest or other income resulting from such investments shall be paid to Parent upon its request. The Exchange Agent shall deliver the Parent Common Stock contemplated to be issued and cash or other property distributable pursuant to Section 1.8 out of the Exchange Fund.

                  (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Capital Stock converted in the Merger (the "Certificates"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Stock and cash or other property distributable pursuant to Sections 1.8 and 1.9). Upon surrender for cancellation to the Exchange Agent of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, any dividends or other distributions in accordance with Section 1.8 and cash in lieu of any fractional shares of Parent Common Stock in accordance with Section 1.9, and any Certificate so surrendered shall forthwith be canceled.

                  (c) Certificates Delivered at Closing. Notwithstanding anything else contained in this Section 1.7, Parent agrees to deliver at Closing to each stockholder who shall have surrendered to Parent at least ten days prior to Closing such stockholder's Certificates and a duly executed letter of transmittal as described in paragraph (b) above, certificates representing that number of whole shares of Parent Common Stock into which the shares represented by the surrendered Certificates shall have been converted at the Effective Time pursuant to this Article I, any dividends or other distributions in accordance with Section 1.8 and, as promptly thereafter as practicable, cash in lieu of any fractional shares of Parent Common Stock in accordance with Section 1.9, and any Certificate so surrendered shall forthwith be cancelled.

                  Section 1.8 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on the Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing Parent Common Stock until such person surrenders the related Certificate or Certificates, as provided in
Section 1.7, and no cash payment pursuant to Section 1.9 will be paid to any such person until such person shall so surrender the related Certificate or Certificates. Subject to the effect of applicable Law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock:
(i) at the time of such surrender or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions theretofore paid with respect to the Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount, if any, of any dividends or other distributions payable with respect to such Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash to which such holder is entitled pursuant to Section 1.9. In no event shall the person entitled to receive such dividends or other distributions or cash be entitled to receive interest on such dividends or other distributions or cash. If any certificate representing Parent Common Stock or cash or other property is to be issued or delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other Tax (as defined in Section 2.8) required by reason of the issuance of certificates for such Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any applicable Tax Law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

                  Section 1.9 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Capital Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(i) the average of the per share closing prices on the New York Stock Exchange, Inc. (the "NYSE") of a share of Parent Common Stock (as reported in the NYSE Composite Transactions) during the five consecutive trading days ending on the trading day immediately prior to the date of the Effective Time by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7, Section
1.8 and this Section 1.9. For purposes of paying such cash in lieu of fractional shares, all Certificates surrendered for exchange by a Company stockholder shall be aggregated, and no such Company stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Parent Common Stock with respect to such Certificates surrendered.

                  Section 1.10 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash payable pursuant to Section 1.9 and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Capital Stock for any such shares of Parent Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  Section 1.11 Adjustment of Exchange Ratio. In the event that, prior to the Effective Time, Parent effects any reclassification, stock split or stock dividend with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities or any other dividend or distribution with respect to the Parent Common Stock, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

                  Section 1.12 No Further Ownership Rights in Company Capital Stock. All Parent Common Stock and cash issued or paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or other property paid pursuant to Sections 1.8 and 1.9) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Capital Stock represented by such Certificates.

                  Section 1.13 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Capital Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

                  Section 1.14 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent Common Stock, any cash payable pursuant to
Section 1.9 to which the holders thereof are entitled and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.8.

                  Section 1.15 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  Section 1.16 Closing. The closing of the Merger (the "Closing") and all actions contemplated by this Agreement to occur at the Closing shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, New York, at 10:00 a.m., local time, on a date to be specified by the parties, which (subject to fulfillment or waiver of the conditions set forth in Article VI) shall be no later than the second business day following the day on which the last of the conditions set forth in Article VI (other than those conditions required to be fulfilled on the date of the Closing) shall have been fulfilled or waived, or at such other time and place as Parent and the Company shall agree.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                  Each of Parent and Sub jointly and severally represents and warrants to the Company as follows:

                  Section 2.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect on Parent. For all purposes of this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to Parent or the Company, as the case may be, means that such state of facts, event, change or effect (i) has had, or could reasonably be expected to have, a material adverse effect on the business, assets or properties, results of operations, condition (financial or otherwise) or prospects of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be, (ii) has or could reasonably be expected to materially impair the ability of Parent or the Company, as the case may be, to perform its respective obligations hereunder, or (iii) has or could reasonably be expected to prevent the consummation of any of the transactions contemplated hereby; provided, however, that any increase or decrease in the trading price of Parent Common Stock shall neither be considered in determining whether a Material Adverse Effect on Parent has occurred nor create any presumption that a Material Adverse Effect on Parent has (or has not) occurred or will (or will not) occur; provided, further, that any state of facts, event change or effect having a material adverse effect generally on the physician practice management industry, similarly affecting both Parent and the Company, shall neither be considered a Material Adverse Effect on Parent or the Company, as the case may be, or create any presumption that a Material Adverse Effect on Parent or the Company, as the case may be, has occurred or will occur. For all purposes of this Agreement, "Subsidiary" means any corporation, partnership, limited liability company, joint venture, professional or medical corporation, association, partnership or other entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity, (ii) is a general partner, trustee or other entity performing similar functions or (iii) has control (as defined in Rule 405 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act")).

       Section 2.2 Capital Structure. At the date hereof, the authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, $.01 par value per share ("Parent Preferred Stock"), of which 50,000 shares have been designated as "Series A Junior Participating Preferred Stock" ("Parent Series A Stock"). At the close of business on December 31, 2000, 15,877,815 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding and, since such date, Parent has not issued any such shares other than in connection with the exercise of Parent Stock Options (as defined below). The capital stock of Sub consists of 1,000 shares of Common Stock, $.01 par value per share, all of which as of the date of this Agreement were issued and outstanding, and owned directly by Parent. As of the date of this Agreement, Parent had no shares of Parent Common Stock reserved for issuance, except for shares of Parent Common Stock reserved for issuance pursuant to Parent's Amended and Restated Stock Option Plan (the "Parent Stock Plan"). Except as set forth above, at the close of business on December 31, 2000, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All the outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All shares of Parent Common Stock issuable in exchange for Company Capital Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for (i) this Agreement, (ii) stock options issued pursuant to the Parent Stock Plan (collectively, the "Parent Stock Options"), and (iii) the rights to purchase shares of Parent Series A Stock issued pursuant to the Rights Agreement, there are no options, warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of Parent that is a corporation is duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in the Parent SEC Documents (as defined in Section 2.6) filed prior to the date of this Agreement, all the outstanding shares of capital stock or other ownership interests of each Subsidiary of Parent are owned by Parent, another Subsidiary of Parent and/or a physician under contract with Parent or any of its Subsidiaries, free and clear of all security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (each, a "Lien"), other than, in the case of shares or other ownership interests of Subsidiaries held by physicians under contract with Parent or any of its Subsidiaries, Liens in favor of Parent or its Subsidiaries. As of the date of this Agreement, Parent does not have outstanding any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which shareholders of Parent may vote. As of the date of this Agreement, there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries. Except as set forth in
Section 2.2 of the letter dated the date hereof and delivered on the date hereof by Parent to the Company, which letter relates to this Agreement and is designated therein as the Parent Letter (the "Parent Letter"), Exhibit 21.1 to the Annual Report on Form 10-K of Parent for the year ended December 31, 1999 (the "Parent Annual Report"), as filed with the Securities and Exchange Commission (the "SEC"), is a true, accurate and correct statement in all material respects of all the information required to be set forth therein by the rules and regulations of the SEC.

                  Section 2.3 Authority. The Boards of Directors of Parent and Sub have duly approved (i) this Agreement, Stockholders' Agreement, the form of Standstill and Registration Rights Agreement attached hereto as Exhibit B (the "Standstill and Registration Rights Agreement"; together with this Agreement and the Stockholders' Agreement, the "Transaction Documents"), the Merger and the other transactions contemplated hereby and (ii) the execution and delivery by each of Parent and Sub of the Transaction Documents to which it is a party. The Boards of Directors of Parent and Sub have declared the Merger advisable and in the best interest of their respective stockholders or shareholders, as the case may be. The Board of Directors of Parent has resolved to recommend the approval by its shareholders of the issuance of Parent Common Stock in connection with the Merger as contemplated by this Agreement (the "Share Issuance"). Each of Parent and Sub has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and, subject to approval by the shareholders of Parent of the Share Issuance, to consummate the Merger and the transactions contemplated hereby and thereby. The Board of Directors of Sub has recommended this Agreement to its sole stockholder, and the sole stockholder of Sub has approved this Agreement, all such actions being taken in accordance with the DGCL. Except for the approval by the shareholders of Parent of the Share Issuance, no further action by or vote of the shareholders of Parent is required by applicable Law, the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of Parent or otherwise in order for Parent or Sub to consummate the Merger and the other transactions contemplated hereby. The performance by each of Parent and Sub of its obligations under the Transaction Documents to which it is a party and the consummation by each of Parent and Sub of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to approval by the shareholders of Parent of the Share Issuance and to the filing of the Certificate of Merger as required by Sections 251(c) of the DGCL. This Agreement has been duly executed and delivered by each of Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the validity and binding effect of this Agreement on the Company) constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms. The Standstill and Registration Rights Agreement upon execution and delivery by each of Parent and the other parties thereto (assuming the valid authorization, execution and delivery of such agreement by the other parties thereto and the validity and binding effect of such agreement on such other parties thereto) will constitute a valid and binding obligation of Parent enforceable against it in accordance with its terms. The Share Issuance and the filing of a registration statement on Form S-4 with the SEC by Parent under the Securities Act for the purpose of registering some or all of the Parent Common Stock to be issued in connection with the Merger as contemplated by this Agreement (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors.

                  Section 2.4 No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 2.4 and
Section 2.5 have been obtained and all filings and obligations described in this
Section 2.4 and Section 2.5 have been made or satisfied, the execution and delivery of this Agreement do not, the execution and delivery of the Standstill and

Registration Rights Agreement will not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default or loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties, assets or operations of Parent or any of its Subsidiaries under, any provision of (i) the Amended and Restated Articles of Incorporation or the Amended and Restated By Laws of Parent, (ii) the comparable charter or organization documents of any Subsidiary of Parent, (iii) any loan or credit agreement, note, bond, mortgage, indenture, instrument, permit, deed of trust, license, lease, contract, commitment, or other agreement applicable to Parent or any of its Subsidiaries or (iv) any judgment, order (whether temporary, preliminary or permanent), notice, decree, statute, law, ordinance, rule or regulation (collectively, "Law") applicable to Parent or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses
(ii), (iii) or (iv), any such violations, defaults, losses, rights or Liens that, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect on Parent or has not resulted, and could not reasonably be expected to result, in the imposition of any Lien on any material properties or assets of Parent or any of its Subsidiaries.

                  Section 2.5 No Filings, Consents or Approvals. No filing or registration with, or authorization, consent or approval of, (x) any domestic (federal or state), foreign or supranational court, administrative agency or commission, or other governmental or regulatory body, agency, authority or tribunal (a "Governmental Entity") or (y) any third person under any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Standstill and Registration Rights Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or the Standstill and Registration Rights Agreement, except (i) in connection or in compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent or any of its Subsidiaries is qualified to do business, (iii) applicable requirements, if any, of state securities or "blue sky" laws ("Blue Sky Laws") and the NYSE, (iv) the approval by the shareholders of Parent of the Share Issuance, (v) as set forth in Section 2.5 of the Parent Letter, and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect on Parent or has not resulted, and could not reasonably be expect to result, in the imposition of any Lien on any material properties or assets of Parent or any of its Subsidiaries.

                  Section 2.6 SEC Documents and Other Reports. Parent has filed all required documents with the SEC since January 1, 1999 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, or if amended as of the date of the last such amendment, none of the

Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of its operations and its consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, Parent has not, since September 30, 2000, made any change in the accounting practices or policies applied in the preparation of its financial statements.

                  Section 2.7 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since September 30, 2000, (i) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on Parent, (ii) there has not been any split, combination or reclassification of any of the capital stock of Parent or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, except as contemplated by this Agreement, and (iii) there has been no other Material Adverse Effect on Parent, nor any development that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

                  Section 2.8 Tax Matters. Except as disclosed in the Parent SEC Documents, in all material respects, (i) Parent and each of its Subsidiaries have timely filed all income Tax Returns (as defined below) and all other Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are true, correct and complete in all material respects, (ii) all Taxes (whether or not shown on any Tax Return) required to have been paid by Parent and each of its Subsidiaries have been timely paid, and (iii) all deficiencies asserted or assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full. For purposes of this Agreement, (x) "Taxes" means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, value-added, transfer or excise tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Entity, and (y) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                  Section 2.9 Parent Permits. Except as disclosed in the Parent SEC Documents, (i) (A) each of Parent and its Subsidiaries is in possession of and validly holders all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease, use and/or operate their respective properties or to carry on their respective business as presently conducted and (B) each of the physicians employed by or under contract with Parent or any of its Subsidiaries is in possession of and validly holds all valid licenses, permits and authorizations of any Governmental Entity necessary to practice medicine in the jurisdictions in which such physician practices medicine (collectively, the "Parent Permits"),
(ii) all material Parent Permits are in full force and effect, and Parent or each such Subsidiary has complied with all material requirements in connection with all material Parent Permits, (iii) no material Parent Permit will be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the transactions contemplated hereby, (iv) no material Parent Permit is subject to any pending administrative or judicial proceeding to suspend, modify, revoke or otherwise limit such Parent Permit in any materials respect and, to the Knowledge of Parent (as defined below), no such proceeding is threatened, (v) there have occurred no material violations of any material Parent Permit that remain uncured, unwaived or otherwise unresolved, or are occurring, in respect of any material Parent Permit, and (vi) no consent, approval, waiver or other authorization of the Merger or any of the other transactions contemplated hereby under or with respect to any material Permit, other than any failure to possess or comply, or any proceedings or violations or the failure to obtain any consent, approval, waiver or other authorization in respect of, any Parent Permits which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent. For purposes of this Agreement, the term "Knowledge of Parent" means the actual knowledge of the executive officers of Parent.

                  Section 2.10 Compliance with Applicable Laws. Parent and each of its affiliates, directors, officers and employees, and all physicians under contract with Parent or its Subsidiaries, are in compliance in all material respects with all Laws applicable to the business of Parent and its Subsidiaries, including Medicare, Medicaid and TRICARE (formerly CHAMPUS).

                  Section 2.11 Employee Benefit Plans; ERISA. Except as disclosed in the Parent SEC Documents, as of the date hereof, all "pension plans" and "welfare plans" as defined in Section 3(2) and 3(1), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that are maintained by Parent or its Subsidiaries comply, in all material respects, with applicable Law, and Parent or its Subsidiaries are in compliance, in all material respects, with the provisions of such plans.

                  Section 2.12 Opinion of Financial Advisor. The Board of Directors of Parent has received the written opinion of UBS Warburg LLC, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to Parent from a financial point of view, a copy of which opinion has been delivered to the Company for informational purposes only.

                  Section 2.13 Required Vote of Parent. Under the rules of the NYSE, the affirmative vote of a majority of the votes cast on the Share Issuance is required to approve such Share Issuance; provided that the total votes cast on such Share Issuance represent a majority of the outstanding shares of Parent Common Stock. No other vote of the shareholders of Parent is required by applicable Law, the organization documents of Parent or otherwise in order for Parent to consummate the Merger and the transactions contemplated hereby.

                  Section 2.14 Registration Statement and Proxy Statement. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Parent Shareholders' Meeting (as defined in Section 5.1) will
(x) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (y) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Parent Shareholders' Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

                  Section 2.15 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, other than UBS Warburg LLC, the fees and expenses of which will be paid by Parent.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to each of Parent and Sub as follows:

                  Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company.

                  Section 3.2 Capital Structure. At the date hereof, the authorized capital stock of the Company consists of 250,000,000 shares of Company Common Stock, 48,000,000 shares of Company Non-Voting Common Stock, 4,400,000 shares of Company Series A Stock and

4,100,000 shares of Company Series B Stock. As of the date of this Agreement, 44,588,840 shares of Company Common Stock and 4,237,500 shares of Company Series A Stock were issued and outstanding. As of the date of this Agreement, no shares of Company Non-Voting Common Stock and no shares of Company Series B Stock were issued and outstanding. As of the date of this Agreement, 630,739 shares of Company Common Stock were held in the treasury of the Company or by its Subsidiaries, and 20,085,429 shares of Company Common Stock were reserved for issuance pursuant to the Company's Stock Option and Restricted Stock Purchase Plan, and the Company's Chief Executive Officer Stock Option Plan (collectively, the "Company Stock Plans"). Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All the outstanding shares of Company Capital Stock were validly issued, fully paid and nonassessable and, except as set forth in Section 3.2 of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which letter relates to this Agreement and is designated therein as the Company Letter (the "Company Letter"), free of preemptive rights. As of the date of this Agreement, except for (i) stock options issued pursuant to the Company Stock Plans covering not in excess of 10,400,000 shares of Company Common Stock (collectively, the "Company Stock Options"), (ii) warrants dated on or about February 2, 1998, to purchase up to an aggregate of 5,500,000 shares of Company Non-Voting Common Stock (collectively, the "Warrants") held by WCAS and certain other persons as set forth in Section 3.2 of the Company Letter, (iii) the Convertible Debt (as hereinafter defined), and (iv) as set forth in Section 3.2 of the Company Letter, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable. All the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company are owned by the Company, another Subsidiary of the Company and/or a physician under contract with the Company or any of its Subsidiaries, free and clear of all Liens, other than, in the case of shares or other ownership interests of Subsidiaries held by physicians under contract with the Company or any of its Subsidiaries, Liens in favor of the Company or its Subsidiaries. Except for $20,237,500 aggregate principal amount of convertible notes as more particularly described in Section
3.2 of the Company Letter (the "Convertible Debt"), as of the date of this Agreement, the Company does not have outstanding any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of the Company may vote. Except as set forth in Section 3.2 of the Company Letter, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. Except as set forth in Section 3.2 of the Company Letter, as a result of the Merger, the Convertible Debt shall become convertible into the right to receive the consideration into which the underlying Company Common Stock would have been converted in the Merger had such conversion of the Convertible Debt occurred immediately prior to the Effective Time.

                  Section 3.3 Authority. The Board of Directors of the Company has duly approved (i) this Agreement, the Merger and the other transactions contemplated hereby and (ii) the execution and delivery by the Principal Stockholders of the Stockholders' Agreement. The Board of Directors of the Company has declared the Merger advisable and in the best interests of its stockholders. The Board of Directors of this Company has resolved to recommend the approval and adoption by its stockholders of the Merger and this Agreement. The Company has all requisite corporate power and authority to execute and deliver and, subject to approval and adoption by the stockholders of the Company of the Merger and this Agreement, perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. Except for the approval and adoption by the stockholders of the Company of the Merger and this Agreement, no further action by or vote of the stockholders of the Company is required by applicable Law, the Certificate of Incorporation or the Bylaws of the Company or otherwise in order for the Company to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of its obligations under this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of this Agreement and the Merger by the holders of (A) a majority of the outstanding Company Common Stock and the Company Series A Stock, voting together as a single class, and (B) two-thirds of the Company Series A Stock, voting as a separate class, and to the filing of the Certificate of Merger as required by Section 251(c) of the DGCL (the "Required Company Stockholders' Approval"). This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of this Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  Section 3.4 No Violations. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 and
Section 3.5 have been obtained and all filings and obligations described in this
Section 3.4 and Section 3.5 have been made or satisfied, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default or loss of a material benefit (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien, upon any of the properties, assets or operations of the Company or any of its Subsidiaries under any provision of (i) the Certificate of Incorporation, as amended, or the Bylaws of the Company, (ii) the comparable charter or organization documents of any Subsidiary of the Company,
(iii) except as set forth in Section 3.4 of the Company Letter, any loan or credit agreement, note, bond, mortgage, indenture, instrument, permit, deed of trust, license, lease, contract, commitment, or other agreement or arrangement applicable to the Company or any of its Subsidiaries or (iv) any Law applicable to the Company or any of its Subsidiaries or any of their respective properties, assets or operations, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, losses, rights or Liens that, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company or has not resulted, or could not reasonably be expected to result, in the imposition of any Lien on any material properties or assets of the Company or of any of its Subsidiaries.

                  Section 3.5 No Filings, Consents or Approvals. Except as set forth in Section 3.5 of the Company Letter, no filing or registration with, or authorization, consent or approval of, (x) any Governmental Entity or (y) any third person under any loan or credit agreement, note, bond, mortgage, indenture, instrument, permit, deed of trust, license, lease, contract, commitment or other agreement or arrangement applicable to the Company or any of its Subsidiaries is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement or for the conduct of the business of the Company and its Subsidiaries following the Closing as presently conducted consistent with past practice, except (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business,
(iii) applicable requirements, if any, of Blue Sky Laws and the NYSE, and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, had not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company or had not resulted, and could not reasonably be expected to result, in the imposition of any Lien on any material properties or assets of the Company or of any of its Subsidiaries.

                  Section 3.6 Financial Statements. (a) Section 3.6 of the Company Letter sets forth true, correct and complete copies of the following financial statements (collectively, the "Financial Statements"):

                  (i) audited consolidated balance sheet of the Company and, to the extent any of its Subsidiaries were then organized, such Subsidiaries as of December 31, 1999 (the "Balance Sheet"), audited and with a report by Arthur Andersen LLP;

                  (ii) audited consolidated statements of operations, stockholders' equity and cash flows of the Company and, to the extent any of its Subsidiaries were then organized, such Subsidiaries for the fiscal year ended December 31, 1999, audited and with a report by Arthur Andersen LLP;

                  (iii) unaudited consolidated balance sheet of the Company and, to the extent any of its Subsidiaries were then organized, such Subsidiaries as of December 31, 2000, certified by the Chief Executive Officer and the Chief Financial Officer of the Company (the "Unaudited Balance Sheet"); and

                  (iv) unaudited consolidated statements of operations and stockholder's equity and cash flows of the Company and, to the extent any of its Subsidiaries were then organized, such Subsidiaries for the twelve-month period then ended, certified by the Chief Executive Officer and the Chief Financial Officer of the Company.

                  (b) The Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States consistently applied ("GAAP"). The Financial Statements were prepared on the basis of the books and records of the Company and, to the extent any of its Subsidiaries were then organized, such Subsidiaries, and reflect and present fairly the assets, liabilities, transactions and financial condition of the Company and its consolidated Subsidiaries as of their indicated dates, and the results of their operations, income for the indicated periods. The Financial Statements include all adjustments except as may be noted therein, which consist only of normal recurring accruals, necessary for such fair presentation, other than normal year-end adjustments. All assets shown on the Balance Sheet are owned by the Company and its consolidated Subsidiaries and all revenues reflected on the Financial Statements were generated by the Company and its consolidated Subsidiaries.

                  Section 3.7 No Undisclosed Liabilities. As of the date hereof, the Company has no liabilities, debts, claims or obligations of any nature (whether contingent, unasserted or otherwise, and whether or not required to be disclosed in accordance with GAAP) which are, individually or in the aggregate, material in relation to the Balance Sheet, except (i) to the extent reflected or disclosed in the Unaudited Balance Sheet, (ii) for items disclosed in Section
3.7 of the Company Letter, (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice and not in excess of $250,000 in the aggregate since the date of the Unaudited Balance Sheet and not in violation of this Agreement, and (iv) costs incurred in connection with transactions contemplated hereby, including the fees referred to in Section 3.27 and other professional service fees not in excess of $1,750,000. Section 3.7 of the Company Letter also sets forth a description of each Lien with respect to any indebtedness of the Company or of any of its Subsidiaries. True and correct copies of each instrument or agreement relating to or governing each such Lien (and the related indebtedness) of the Company or of any of its Subsidiaries has been provided to Parent. Except as set forth in Section 3.7 of the Company Letter, no default exists with respect to or under any indebtedness of the Company or of any of its Subsidiaries, or under any indenture or other instrument or agreement relating thereto.

                  Section 3.8 Absence of Changes or Events. Since the date of the Balance Sheet, the Company and its Subsidiaries have conducted business in the ordinary course consistent with past practice, and there has been no change, event or development, and no discovery of any pre-existing facts, that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company. Without limiting the generality of the foregoing sentence, except as set forth in Section 3.8 of the Company Letter or as otherwise contemplated by this Agreement (including Section 4.1), none of the Company nor any of its Subsidiaries has since the date of the Balance Sheet (except as reflected in the Unaudited Balance Sheet):

                  (a) transferred, assigned, sold or otherwise disposed of any of the properties or assets reflected on the Balance Sheet, or canceled any debts or claims, except in the ordinary course of business consistent with past practice;

                  (b) incurred any material obligation or liability (absolute, accrued, contingent or otherwise) in excess of $50,000, other than borrowings under the First Amended and Restated Credit Agreement dated as of July 1, 1998, by and among the Company, the lenders party thereto, and Chase Bank of Texas, National Association, as agent (the "Credit Facility"), as described in clause (i) or (ii) of Section 4.1(f);

                  (c) discharged or satisfied any Liens, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (x) liabilities shown or reflected on the Unaudited Balance Sheet or (y) liabilities incurred since the date of the Unaudited Balance Sheet in the ordinary course of business consistent with past practice;

                  (d) experienced any change or any threat of any change in the Company's or any of its Subsidiaries' relations with, or any loss or threat of loss of, any significant suppliers or significant clients of, any hospitals affiliated or associated with, any employees of or physicians under contract with, the Company or any of its Subsidiaries;

                  (e) disposed of or failed to keep in effect any rights in, to or for the use of any material license or intellectual property;

                  (f) incurred any damage, destruction or loss, whether or not covered by insurance, that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company;

                  (g) suffered any operating loss or any extraordinary loss, or waived any rights of substantial value, or entered into any commitment or transaction not in the ordinary course of business where such loss, rights, commitment or transaction has had, or could reasonably be expected to have, a Material Adverse Effect on the Company;

                  (h) made any general wage or salary increases in respect of personnel which it employs, or paid any material bonuses to personnel;

                  (i) subjected to any Lien, or otherwise encumbered any of the material properties and assets of the Company or any of its Subsidiaries, whether tangible or intangible;

                  (j) made any single capital expenditure in excess of $100,000;

                  (k) authorized or agreed or otherwise become committed to do any of the foregoing; or

                  (l) taken or agreed to take or omitted or agreed to omit to take any action that would be prohibited to be taken or omitted to be taken after the date of this Agreement under Section 4.1.

                  Section 3.9 Tax Matters. (a) Except as otherwise set forth in
Section 3.9(a) of the Company Letter, in all material respects, (i) the Company and each of its Subsidiaries have timely filed all income Tax Returns and all other Tax Returns required to have been filed or appropriate extensions therefor have been properly obtained, and such Tax Returns are true, correct and complete in all material respects, (ii) all Taxes (whether or not shown on any Tax Return) required to have been paid by the Company and each of its Subsidiaries have been timely paid, (iii) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, (iv) neither the Company nor any of its Subsidiaries has waived in writing any statute of limitations in respect of its Taxes and no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries, (v) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending,
(vi) all deficiencies asserted or assessments made as a result of any examination of any Tax Returns referred to in clause (i) by any taxing authority have been paid in full, (vii) the Financial Statements reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, and (viii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any of its Subsidiaries.

                  (b) None of the Company and its Subsidiaries has been a member of any group of corporations filing a consolidated return for United States federal income tax purposes (other than the affiliated group of which the Company is the common parent corporation).

                  (c) The Company has never been and is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (d) Neither the Company nor its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (e) No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will, as a direct or indirect result of the transactions contemplated by this Agreement, be (or under Section 280G of the Code and the regulations promulgated from time to time under the Code ("Treasury Regulations"), be presumed to be) an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

                  Section 3.10 Real and Personal Property. (a) Except as set forth in Section 3.10(a) of the Company Letter, none of the Company nor any of its Subsidiaries owns any real property or any interests in real property, or is a party to or bound by any lease in respect of any material real property. True, complete and correct copies of all material leases of real property listed in
Section 3.10(a) of the Company Letter have been delivered to Parent, and none of the Company nor any of its Subsidiaries is in default under any of such leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to a default thereunder.

                  (b) Set forth in Section 3.10(b) of the Company Letter is an accurate description of the material equipment, furniture, personalty and other tangible personal assets of the Company and its Subsidiaries. All such equipment, furniture, personalty and other tangible personal assets have been maintained in accordance with generally accepted industry practice, and are in good operating condition and repair, ordinary wear and tear excepted. All material leased equipment, furniture, personalty and other tangible personal assets of the Company and its Subsidiaries are in the condition required of such property by the terms of the leases applicable thereto.

                  Section 3.11 Title to Assets; No Other Rights. (a) The Company and its Subsidiaries have good and valid title to all their respective properties and assets (including the properties and assets reflected on the Balance Sheet or thereafter acquired), in each case free and clear of all Liens, except (i) such as are disclosed in Section 3.11 of the Company Letter, (ii) mechanics', carriers', workmen's, landlords', repairmen's or other like statutory Liens arising from or incurred in the ordinary course of business for which the underlying payments are not yet delinquent and (iii) liens for Taxes not yet due and payable (the Liens described in clauses (i), (ii) and (iii) above are hereinafter referred to collectively as "Permitted Liens").

                  (b) There are no contracts, agreements, understandings or commitments relating to the ownership (including the sale, assignment, transfer or other disposition) of any of the properties or material assets of the Company and its Subsidiaries, except for this Agreement and the Permitted Liens. No person other than the Company or its Subsidiaries has any direct or indirect ownership interest, or right to acquire such interest, in any of the properties or assets of the Company and its Subsidiaries.

                  Section 3.12 Insurance. A true and accurate list of the insurance policies currently maintained with respect to the Company and its Subsidiaries is set forth in Section 3.12 of the Company Letter. Such policies are sufficient for compliance with all material agreements to which the Company or any of its Subsidiaries is a party. All such policies are in full force and effect, and none of the Company nor any of its Subsidiaries is in default, whether as to the payment of premium or otherwise, under any such policy, and no cancellation or non-renewal will result under any such policies as a result of the Closing or the other transactions contemplated by this Agreement. None of the Company or any of its Subsidiaries has ever been subject to liability as a self-insurer. To the Knowledge of the Company (as defined below), within the immediately preceding five years, none of the Company nor any of its Subsidiaries has been denied insurance, nor has any prospective or actual carrier or underwriting board recommended or required material expenditures by the Company or any of its Subsidiaries in order to obtain insurance. To the Knowledge of the Company, no insurance companies providing insurance under such policies is insolvent. No notices of cancellation or indication of an intention not to renew any material insurance policy has been received by the Company or any of its Subsidiaries. Section 3.12 of the Company Letter sets forth a true and complete description of (x) all current and open or known claims relating to the Company and its Subsidiaries, made under such policies and (y) all written claims made against the Company with respect to its business or any physicians employed by or under contract with it during the past three years or known events which are reasonably likely to give rise to a claim against the Company or any of its Subsidiaries, whether or not covered by insurance. For purposes of this Agreement, the term "Knowledge of the Company" means the actual knowledge of any of the executive officers of the Company.

                  Section 3.13 Company Permits and Compliance. (i) Each of the Company and its Subsidiaries (including their respective employees) is in possession of and validly holds all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease, use and/or operate their respective properties or to carry on their respective business as presently conducted (the "Company Permits"), (ii) each of the physicians employed by or under contract with the Company or any of its Subsidiaries is in possession of and validly holds all valid licenses, permits and authorizations of any Governmental Entity necessary to practice medicine in the jurisdictions in which such physician practices medicine (the "Physician Permits"; together with the Company Permits, the "Permits"), (iii) all material Permits are in full force and effect, and each such physician, the Company or each such Subsidiary has complied with all material requirements in connection therewith, (iv) no material Permit will be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the transactions contemplated hereby, (v) no material Permit is subject to any pending administrative or judicial proceeding to suspend, modify, revoke or otherwise limit such Permit in any respect and, to the Knowledge of the Company, no such proceeding is threatened, (vi) there have occurred no material violations of any material Permit that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permit, and (vii) no consent, approval, waiver or other authorization of the Merger or any of the other transactions contemplated hereby under or with respect to any material Permit.

                  Section 3.14 Contracts. Except for agreements listed in
Section 3.14 of the Company Letter, none of the Company nor any of its Subsidiaries, or any of their respective properties or assets, is a party to or bound by, as applicable:

                  (a) any (i) collective bargaining agreement or other contract with any labor union or (ii) plan, program, practice, arrangement or agreement that provides for (A) the payment of severance, termination or similar type of compensation or benefits upon the termination, retirement or resignation of any employee or (B) medical, life insurance, pension or other benefits for employees or their affiliates upon retirement or termination of employment, other than as required by applicable Law;

                  (b) any covenant not to compete or other agreement, contract or commitment limiting or restraining the Company or any of its Subsidiaries from engaging or competing in any products or lines of business with any corporation, partnership or other entity or person;

                  (c) any agreement, contract or commitment with any affiliate, officer, director or employee of the Company or any of its Subsidiaries, other than (i) any such agreement, contract, or commitment involving obligations of less than $50,000 in the aggregate that will not survive the Effective Time and (ii) any employment agreement arising by operation of law with the Company's directors, officers and employees;

                  (d) any lease or similar agreement under which the Company or any of its Subsidiaries is a sublessor of, or makes available for use by any third party, any real property leased by the Company or any of its Subsidiaries;

                  (e) any (i) lease or similar agreement under which the Company or any of its Subsidiaries is the lessee or lessor of, or holds or uses, any furniture, personalty, equipment, or other tangible personal property, (ii) contract, order or commitment for the future purchase or sale of materials, supplies, services, products or equipment (other than purchase contracts and orders in the ordinary course of business consistent with past practice and with an aggregate future liability not in excess of $100,000) or (iii) management, service, consulting or other similar type of contract;

                  (f) any agreement, contract, instrument or commitment pursuant to or under which the Company or any of its Subsidiaries (i) has borrowed or loaned, or will borrow or loan, any money, including any note, bond, indenture or other evidence of indebtedness or (ii) directly or indirectly has guaranteed or will guarantee (including, through take-or-pay, keep-well or similar agreements or security agreements pledging assets as security for obligations of a third party) indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business);

                  (g) any agreement, contract, instrument or commitment under which any other person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or any of its Subsidiaries (other than endorsements for the purpose of collection in the ordinary course of business);

                  (h) any mortgage, pledge, security agreement, deed of trust or other document granting a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices);

                  (i) any agreement, contract or commitment (i) providing for the payment by the Company or any of its Subsidiaries of any bonus or commission based on revenues, earnings, return on net assets or any other measure of performance of the Company or any of its Subsidiaries or (ii) providing for any bonus or other payment by the Company or any of its Subsidiaries based on the sale of properties or assets of the Company or any of its Subsidiaries;

                  (j) any other agreement, contract, lease, license, commitment or instrument to which the Company or any of its Subsidiaries is a party or by or to which it or any of their respective properties or assets is bound or subject which has an aggregate future liability in excess of $100,000;

                  (k)      any partnership or joint venture agreement;

                  (l) any agreement, contract, commitment or other option relating to the sale or purchase of assets in excess of $100,000;

                  (m) any agreement, contract, commitment or other option relating to the purchase by the Company or any of its Subsidiaries of any equity or debt interest in or asset (other than purchases of assets in the ordinary course of business consistent with past practice) of any corporation, partnership or other entity or person;

                  (n) any Significant Medical Services Contract; and for the purposes of this Agreement, the term "Significant Medical Services Contract" means each of the contracts, agreements or understandings that in the aggregate represent 80% of the gross contracted patient service billings for each of the practice groups of the Company or each of the Subsidiaries of the Company, including with any HMO, PPO, third party payor, IPA, PHOS, MSOS, hospital, clinic, ambulatory surgery center, Medicare intermediary, Medicaid intermediary or TRICARE intermediary; or

                  (o) any other agreement, contract, lease, license, commitment or instrument material to the Company or any of its Subsidiaries or not made in the ordinary course of business

(other than agreements, contracts or commitments not made in the ordinary course of business which individually or in the aggregate do not represent aggregate future liabilities in excess of $100,000).

                  Each agreement, contract, lease, license, commitment or instrument to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound (collectively, the "Contracts") is valid, binding and in full force and effect. The Company or one or more of its Subsidiaries has performed all material obligations required to be performed by it to date under the Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the Knowledge of the Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

                  Section 3.15 Compliance with Applicable Laws. The Company and each of its affiliates, directors, officers and employees, and all physicians under contract with the Company or its Subsidiaries, are in compliance in all material respects with all Laws applicable to the business of the Company and its Subsidiaries, including Medicare, Medicaid and TRICARE. No notice, citation, summons or order has been served on or received by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received any notice that (i) no complaint has been filed, (ii) any penalty has been assessed or (iii) any investigation or review is pending or, to the Knowledge of the Company, threatened with respect to any alleged violation by the Company or any of its Subsidiaries of any Law.

                  Section 3.16 Environmental Matters. The Company has obtained all permits, licenses and other authorizations and filed all notices which are required to be obtained or filed by the Company or any of its Subsidiaries under all applicable Laws that are related to pollution, protection of the environment or the generation or disposal of waste, except where the failure to obtain such permit, license or other authorization, or file such notices, individually or in the aggregate has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company. The Company and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations. The Company and each of its Subsidiaries is in compliance in all material respects with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Laws. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance in all material respects, or which may give rise to any material common law or statutory liability or otherwise form the basis of any material claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, or any pollutant, contaminant, or hazardous or toxic material or waste (including biohazardous and medical waste) with respect to or affecting the Company or any of its Subsidiaries.

                  Section 3.17 Billing Practices; Fraud and Abuse. All billing practices by the Company and each of its Subsidiaries to all third party payors, including the TRICARE (formerly CHAMPUS) program, the federal Medicare program, state Medicaid programs and private insurance companies, have been true, fair and correct and in compliance in all material respects with all applicable Laws and the policies of all such third party payors, and neither the Company nor any of its Subsidiaries has billed for or received any material payment or reimbursement in excess of amounts allowed by applicable Law. None of the Company and each of its Subsidiaries, and their respective officers, directors, employees and affiliates and persons and entities providing professional services for the Company or any of its Subsidiaries has engaged in any activities which are prohibited under 42 U.S.C. ss.ss. 1320a-7b and 1395nn, the regulations in 42 CFR ss. 1001 et seq., or any related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including knowingly and willfully (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment, (ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment, (iii) soliciting or receiving any remuneration, directly or indirectly, in cash or kind, in return for (A) referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under any federal or state health care program or (B) purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part under any federal or state health care program or (iv) offering or paying any remuneration, directly or indirectly, in cash or kind, to any person to induce such person (A) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under any federal or state health care program or (B) to purchase, lease, order, or arrange for or recommend purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under any federal or state health care program.

                  Section 3.18 Certain Transactions and Interests. (a) Neither the Company nor any of its affiliates, stockholders, directors, officers or employees, nor any physician under contract with the Company or any of its Subsidiaries, is a party to any contract, lease, agreement or arrangement, including any joint venture or consulting agreement, with any physician, hospital, nursing facility, home health agency or other person who is in a position to make or influence referrals to or otherwise generate business for the Company or any of its Subsidiaries to provide services, lease space, lease equipment or engage in any other venture or activity.

                  (b) Except for publicly-traded securities listed on a national stock exchange or the Nasdaq National Market, no physician employed or under contract with the Company or its Subsidiaries, nor any member of any such physician's family, owns any interest in or has a financial relationship with any health care facility, practice or other entity, including any physician or physician's practice, allied professional services related to pediatric cardiology or any physician management services organization, or any provider of ancillary or specialty services, including laboratory and radiology services.

                  Section 3.19 Inspections and Investigations. Neither the Company's or any of its Subsidiaries' rights nor the right of any licensed professional or other individual employed by or under contract with the Company or any of its Subsidiaries to receive Medicare, Medicaid and TRICARE reimbursements has been terminated or otherwise adversely affected as a result of any investigation or action by any Governmental Entity. None of the Company, any of its Subsidiaries nor any licensed professional or other individual employed by or under contract with the Company or any of its Subsidiaries has, during the past three years, been the subject of any inspection, investigation, survey, audit or monitoring by any Governmental Entity, trade association, professional review organization, accrediting organization or certifying agency, nor has any such individual received from any such entity any notice of deficiency in connection with the operation of the Company or any of its Subsidiaries. No licensed professional employed by or under contract with the Company or any of its Subsidiaries has been the subject of a "medical malpractice action or claim" or a "professional review action" within the last three years as those terms are defined in the Health Care Quality Improvement Act of 1986, as amended. There has been no inspection, investigation, survey, audit, monitoring or other form of review to which any of the foregoing has been subject.

                  Section 3.20 Business Name. The Company (i) has the exclusive right to use the business name "Magella Healthcare Corporation" and each other name under which the Company or any of its Subsidiaries conducts business in each jurisdiction in which the Company or any of its Subsidiaries conduct business, (ii) has not received any written notice of conflict with respect to the rights of the other regarding such names and (iii) is not aware of any infringing use of such names or derivatives thereof by any corporation, partnership or other business, association, entity or person. No person is presently authorized by the Company or any of its affiliates to use such name.

                  Section 3.21 Litigation; Decrees. Except as disclosed in
Section 3.21 of the Company Letter, as of the date of this Agreement, there are no lawsuits, actions, hearings, suits, labor disputes, claims or other litigation, or legal, governmental, administrative or arbitration proceedings or investigations, including appeals and applications for review, of which the Company or any of its Subsidiaries has received notice pending or, to the Knowledge of the Company, threatened against or involving or otherwise affecting the Company or any of its Subsidiaries or any of its or their directors, officers, affiliates, agents or employees, or any physician under contract with the Company or any of its Subsidiaries (in their capacity as such), or any of its or their properties, assets or business, or relating to the transactions contemplated by this Agreement. There are no outstanding orders, judgments, injunctions, consents, agreements, awards or decrees of any Governmental Entity against, involving or affecting the Company or any of its Subsidiaries, or against, involving or affecting any of its or their directors, officers, affiliates, agents or employees, or any physician under contract with the Company or any of its Subsidiaries (in their capacity as such), or any of its or their properties, assets or business, or relating to the transactions contemplated by this Agreement.

                  Section 3.22 ERISA. (a) Section 3.22(a) of the Company Letter sets forth a true and complete list of all "pension plans" and "welfare plans" as defined in Sections 3(2) and 3(1), respectively, of ERISA, in each case applied without regard to the exceptions from coverage contained in Sections 4(b)(4) or 4(b)(5) thereof (all the foregoing plans being herein called collectively, the "Benefit Plans") maintained by, or covering any employee of or physician under contract with, the Company or its Subsidiaries. Except as disclosed in Section 3.22(a) of the Company Letter, none of the Benefits Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  (b) The Company has delivered to Parent, with respect to each Benefit Plan set forth in Section 3.22(a) of the Company Letter, correct and complete copies, where applicable, of (i) all Benefit Plan documents and amendments, trust agreements and insurance and annuity contracts and policies, (ii) the most recent Internal Revenue Service determination letter, (iii) the Annual Reports (Form 5500 Series) and accompanying schedules, as filed, for the most recently completed Benefit Plan year, (iv) any discrimination tests performed during the last Benefit Plan year and (v) the current summary plan description.

                  (c) Each Benefit Plan set forth in Section 3.22(a) of the Company Letter that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such Benefit Plan is so qualified under the Code and no circumstance exists which might cause such Benefit Plan to cease being so qualified. Each Benefit Plan set forth in Section 3.22(a) of the Company Letter complies and has been maintained in all respects with its terms and all requirements of applicable Law, and there has been no notice issued by any Governmental Entity questioning or challenging such compliance. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened involving such Benefit Plans or the assets of such Benefit Plans. The Company does not have any obligations under any "welfare plans" or otherwise to provide health or death benefits to or in respect of former employees or physicians of the Company and its Subsidiaries, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA. The Company does not maintain any "pension plan" which, if terminated on the date of the Closing, would impose any liability on the Company or its Subsidiaries. The Company has no liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, on account of (i) any violation of the health care requirements of
Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) under Section 502(i) or Section 502(l) of ERISA or Section 4975 of the Code, (iii) under
Section 302 of ERISA or Section 412 of the Code or (iv) under Title IV of ERISA.

                  (d) Section 3.22(d) of the Company Letter sets forth a true and complete list of all other employee benefit programs, arrangements, understandings or payroll practices (other than the Benefit Plans set forth in Section 3.22(a) of the Company Letter) maintained or contributed to by the Company and its Subsidiaries for the benefit of any of their respective employees and any physicians under contract with the Company or any of its Subsidiaries, whether or not in writing, including (i) retirement or savings plans, (ii) bonus, incentive, equity or equity-based compensation programs,
(iii) consulting, deferred compensation or other compensation agreements, (iv) sick leave, vacation pay or salary continuation arrangements, (v) hospitalization or other medical, disability, life or other insurance, (vi) stock ownership, stock purchase, or stock option programs, (vii) scholarships,
(viii) severance pay, and (ix) tuition reimbursement (collectively, "Non-ERISA Plans"; and together with the Benefit Plans, the "Company Plans").

                  (e) Section 3.22(e) of the Company Letter sets forth a true and complete list of each agreement, commitment, understanding, plan, policy or arrangement of any kind, whether or not in writing, with or for the benefit of any current or former officer, director or employee of, or any consultant or physician under contract with, the Company or any of its Subsidiaries (including each employment, compensation, deferred compensation, severance, supplemental pension, life insurance, termination or consulting agreement or arrangement and any agreements or arrangements associated with a change in control), to which the Company is a party or by which it is bound or pursuant to which it may be required to make any payment at any time other than the Benefit Plans set forth in Section 3.22(a) of the Company Letter and the

Non-ERISA Plans set forth in Section 3.22(d) of the Company Letter (collectively, the "Compensation Commitments").

                  (f) True and complete copies of all written Non-ERISA Plans and Compensation Commitments and of all related insurance and annuity policies and contracts and other documents with respect to each Non-ERISA Plan and Compensation Commitment have been delivered to Parent. No amounts will become payable as a result of the transactions contemplated by this Agreement for which Parent will bear any liability under such plans.

                  (g) Except as set forth in Section 3.22(g) of the Company Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement (subject to Section 5.8).

                  (h) Section 5.8 of this Agreement is consistent with, and the consummation of the transaction thereby contemplated will not violate or breach any of, the terms and provisions of the Company Stock Plans and each option granted thereunder.

                  Section 3.23 Intellectual Property. The Company and its Subsidiaries own or have the right to use all patents, patent rights, trademarks, trade names, service marks, trade secrets, copyrights, domain names, web pages, web sites and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") as are necessary in connection with the business of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has (i) interfered with, infringed upon, misappropriated or violated any material respect any Intellectual Property Rights of any other person or (ii) received any charge, complaint, claim, demand or notice alleging any such material interference, infringement, misappropriation or violation (including any claim that the Company or such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person). To the Knowledge of the Company, no other person has interfered with, infringed upon, misappropriated or violated any Intellectual Property Rights or other proprietary information of the Company or any of its Subsidiaries.

                  Section 3.24 Opinion of Financial Advisor. The Board of Directors of the Company has received the written opinion of Credit Suisse First Boston, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the holders of the Company Common Stock pursuant to this Agreement is fair to such holders from a financial point of view, a copy of which opinion has been delivered to Parent for informational purposes only.

         Section 3.25 Registration Statement and Proxy Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Parent Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         Section 3.26 State Takeover Statutes. No state takeover statutes are applicable to the Merger, this Agreement or the transactions contemplated hereby.

         Section 3.27 Brokers. No broker, investment banker or other person (other than Credit Suisse First Boston, the fees and expenses of which will be paid by the Company, subject to Section 5.7(c), as reflected in agreements between such firm and the Company, copies of which have been furnished to Parent) is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 3.28 Full Disclosure. No representation or warranty of the Company, or any information with respect to the Company or any of its Subsidiaries contained in this Agreement, the Company Letter or any certificate furnished by or on behalf of the Company or any of its Subsidiaries to Parent pursuant to this Agreement, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading. There is no fact that the Company has not disclosed to Parent in writing that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 4.1 Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, maintain its existence and carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with physicians, customers, suppliers, licensors, lessors, third party payors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Except as otherwise expressly permitted by this Agreement and as set forth in Section 4.1 of the Company Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

         (a) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by direct or indirect wholly owned Subsidiaries), (ii) other than in the case of any direct or indirect wholly owned Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities, or any rights, warrants or options to acquire any such shares or other securities;

         (b) except as permitted under paragraph (h) below, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance by the Company of (i) shares of Company Common Stock upon the conversion of shares of Company Capital Stock or the Convertible Debt outstanding on the date of this Agreement or upon the exercise of employee stock options pursuant to the Company Stock Plans outstanding on the date of this Agreement or in accordance with paragraph (h) below, all in accordance with their terms as of the date hereof and (ii) shares of Company Non-Voting Common Stock upon any exercise of the Warrants;

         (c) amend its articles or certificate of incorporation or by-laws or other comparable organizational documents;

         (d) acquire or agree to acquire by merging or consolidating with, or by purchasing any properties or assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

         (e) sell, transfer, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, any of its assets, other than sales or other dispositions of obsolete or damaged physical assets in the ordinary course of business consistent with past practice;

         (f) except for short-term borrowings from time to time under the Credit Facility (i) for working capital purposes not in excess of $500,000 in the aggregate or (ii) to meet the Company's payroll obligations in the ordinary course of business consistent with past practice, incur any long-term or short-term indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities or make any loans, advances or capital contributions to, or other investments in, any other person, or enter into any arrangement having the economic effect of any of the foregoing, other than indebtedness, loans, advances, capital contributions and investments between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries;

         (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company or any of its Subsidiaries;

         (h) grant or award any stock options, restricted stock, performance shares, stock appreciation rights or other equity-based incentive awards to, or establish, adopt, enter into, terminate or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, grant, trust, fund, policy or arrangement for the benefit or welfare of, any of its officers or employees, except to the extent such termination or amendment is required by applicable Law; provided, however, that the Company may grant options to purchase not in excess of 250,000 shares of Company Common Stock in the aggregate at an exercise price per share equal to one-thirteenth of the closing price of a share of Parent Common Stock as reported on the NYSE Composite Transactions Reporting System and published in The Wall Street Journal on the trading day immediately preceding the date of grant (rounded to the nearest cent);

         (i) hire or terminate any employee, or enter into, terminate or amend any employment or consulting agreement, or increase the compensation or fringe benefits payable or to become payable to its officer and employees or pay any benefit not required by any existing plan or arrangement (including the granting of, or waiver of performance or other vesting criteria under, stock options, stock appreciation rights, shares of restricted stock or deferred stock or performance units) or grant any severance or termination pay; provided, however, that, in the ordinary course of business consistent with past practice, the Company may (i) terminate or hire as a replacement any non-officer employee, or (ii) change the compensation payable to any non-officer employee, so long as the aggregate amount of such changes for all such employees does not exceed the aggregate amount for all employees of the Company set forth in the Company's final budget (a copy of which budget has been furnished to Parent);

         (j) except for maintenance capital expenditures in the ordinary course of business consistent with past practice, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $250,000;

         (k) alter, amend or modify any of the Company's accounting policies or procedures, except as required by applicable law;

         (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Financial Statements or incurred in the ordinary course of business consistent with past practice;

         (m) violate or fail to perform in any material respect any material obligation or duty imposed upon it by applicable Law;

         (n) settle or compromise any liability for Taxes, or settle, compromise or threatened any suit, proceeding or claim relating to the Company or any of its Subsidiaries; which settlement or compromise involves payment of any consideration by the Company or any of its Subsidiaries in excess of $50,000 or $250,000 in the aggregate;

         (o) (i) modify, amend or terminate any material contract or agreement to which it is a party or by which any of its properties or assets are bound, (ii) waive, release, relinquish or assign any material contract or agreement to which it is a party or by which any of its properties or assets are bound (including any insurance policy), or any other right or claim, or (iii) cancel or forgive any indebtedness owed to the Company or any of its Subsidiaries, provided that the Company may cancel or forgive accounts receivable in the ordinary course of business consistent with past practice;

         (p) take any action that could reasonably be expected to (x) make any of its representations or warranties contained in this Agreement that is qualified as to materiality untrue or incorrect, (y) make any of its representations or warranties contained in this Agreement that is not so qualified untrue or incorrect in any material respect or (z) result in any of the conditions to the Closing set forth in Article VI not being satisfied or in the consummation of the Merger being materially delayed; or

         (q) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing,

         Section 4.2 Conduct of Business by Parent Pending the Closing. During the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, maintain its existence and carry on its business in the usual, regular and ordinary course in substantially the same manner has heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with physicians, customers, suppliers, licensers, lessor, third party payors and others having business dealings with it. Except as set forth in Section 4.2 of the Parent Letter or as specifically permitted by any other provision of this Agreement, Parent shall not (unless required by applicable Law or stock exchange regulations), between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following, without the prior written consent of the Company, which consent will not be unreasonably withheld:

         (a) amend or otherwise change Parent's Amended and Restated Articles of Incorporation or Amended and Restated Bylaws in a manner that adversely affects the rights of holders of Parent Common Stock;

         (b) amend or otherwise change Sub's Certificate of Incorporation or Bylaws; provided, however, that Parent may amend or cause to be amended ARTICLE FOURTH of the Certificate of Incorporation of Sub to increase the total number of shares of common stock, $.01 par value per share, that Sub shall have authority to issue;

         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of Parent's capital stock; or

         (d) take any action that could reasonably be expected to (x) make any of its representations or warranties contained in this Agreement that is qualified as to materiality untrue or incorrect, (y) make any of its representations or warranties contained in this Agreement that is not so qualified untrue or incorrect in any material respect or (z) result in any of the conditions to the Closing set forth in Article VI not being satisfied or in the consummation of the Merger being materially delayed.

         Section 4.3 Third Party Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or similar agreement to which the Company or any of its Subsidiaries is a party (other than any involving Parent). During such period, the Company agrees to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

         Section 4.4 No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director, employee or stockholder of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries to, and shall use its best efforts to cause the foregoing persons not to, directly or indirectly, (i) solicit, initiate, or encourage the submission of, any takeover proposal (as defined below), (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that prior to the Company Stockholders' Approval Date (as defined in Section 5.1), to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, the Company may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to an appropriate confidentiality agreement to, any person. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director, employee or stockholder of or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this paragraph by the Company. For all purposes of this Agreement, "takeover proposal" means any proposal, other than a proposal by Parent for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Subsidiaries or any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company), other than a proposal or offer by Parent, to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its Subsidiaries. The Company immediately shall cease and cause to be terminated any existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any takeover proposal. The Company will take the necessary steps to inform the persons referred to in this Section 4.4 of the obligations undertaken in this Section 4.4.

         (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any other takeover proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the disinterested members thereof based on the advice of outside counsel, may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) a superior proposal (as defined below). For all purposes of this Agreement, "superior proposal" means a bona fide written proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determines in their good faith judgment (based on the opinion, with only customary qualifications, of independent financial advisors that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the Merger) to be more favorable to the Company and its stockholders than the Merger, for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (based on the advice of independent financial advisors), is reasonably capable of being financed by such third party, and which is reasonable capable of being consummated without undue delay.

         (c) The Company shall immediately advise Parent orally and in writing of any takeover proposal or any inquiry with respect to or which could reasonably be expected to lead to any takeover proposal, the material terms and conditions of such takeover proposal or inquiry and the identity of the person making any such takeover proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such takeover proposal or inquiry.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

         Section 5.1       Parent Shareholders Meetings; Stockholders' Consent.
(a) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold, a meeting of its shareholders (the "Parent Shareholders' Meeting") for the purpose of considering the Share Issuance. Parent will, through its Board of Directors, recommend to its shareholders approval of such matter and shall not withdraw or modify such recommendation except to the extent that the Board of Directors of Parent shall have determined that its fiduciary duties require it to do so (it being understood that any increase after the date hereof in the trading price of Parent Common Stock shall not in and of itself constitute sufficient reason for the Board of Directors of Parent to withdraw or modify such recommendation).

         (b) Commencing on the first business day following the date on which the Registration Statement is declared effective by the SEC, the Company shall solicit a written consent of stockholders in lieu of meeting, in the form attached hereto as Exhibit C (the "Stockholders' Consent"), from each holder of shares of Company Common Stock and from each holder of shares of Company Series A Stock pursuant to Section 228(e) of the DGCL and the Bylaws of the Company with a view to obtaining the Required Company Stockholders' Approval as promptly as practicable. Promptly following the date on which the Required Company Stockholders' Approval is obtained, the Company shall prepare and mail to all its stockholders the notice of action authorized by the Stockholders' Consent (the "Notice of

Stockholders' Action"). The Company will, through its Board of Directors, recommend to its stockholders approval of the matters set forth in the Stockholders' Consent and shall not withdraw or modify such recommendation except to the extent permitted by Section 4.4(b). Parent shall have the right and opportunity to review and make reasonable comments on any materials distributed to stockholders in connection with the foregoing (including the Stockholders' Consent and the Notice of Stockholders' Action) prior to the distribution thereof and the Company shall not unreasonably refuse to include such comments of Parent.

         Section 5.2 Filings; Other Actions. (a) Parent shall promptly prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Parent and the Company shall use all reasonable efforts to have the Registration Statement cover all the shares of Parent Common Stock to be issued in the Merger and be declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, Parent shall mail the Proxy Statement to its shareholders. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which they are currently not so qualified) required to be taken under any applicable state securities Laws in connection with the Share Issuance. The Company shall promptly furnish all information concerning the Company and the holders of Company Capital Stock as may be reasonably requested by Parent in connection with the Registration Statement and the Proxy Statement, including information relating to the number of shares of Parent Common Stock required or permitted to be registered. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by applicable Law, disseminated to the shareholders of Parent. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by applicable Law, disseminated to the stockholders of the Company.

         (b) Each of the Company and Parent will promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submissions necessary after the date hereof under the HSR Act. Without limiting the generality of the foregoing, each of the Company and Parent will promptly notify the other of the receipt and content of any inquiries or requests for additional information made by any Governmental Entity in connection therewith and will promptly (i) subject to the proviso to Section 5.9(a), comply with any such inquiry or request and (ii) provide the other with a description of the information provided to any Governmental Entity with respect to any such inquiry or request. In addition, each of the Company and Parent will keep the other apprised of the status of any such inquiry or request.

         Section 5.3 Comfort Letters. The Company shall use all reasonable efforts to cause to be delivered to Parent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

         Section 5.4 Access to Information. (a) The Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of Parent reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, Tax Returns, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request. The Company shall, and shall cause each of its Subsidiaries to, furnish promptly upon the request of Parent a copy of each report, schedule, registration, application or other document filed by the Company with any Governmental Entity in connection with the Merger. No investigation pursuant to this Section 5.4(a) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by Parent pursuant to this Section 5.4(a) shall be kept confidential in accordance with the letter agreement dated September 13, 2000 (the "Confidentiality Agreement"), between Parent and the Company.

         (b) Parent shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the Company reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, its properties, books, Tax Returns, contracts, commitments and records (including the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to the Company all other information concerning its business, properties and personnel as the Company may reasonably request. No investigation pursuant to this Section 5.4(b) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto. All information obtained by the Company pursuant to this Section 5.4(b) shall be kept confidential in accordance with the Confidentiality Agreement.

         Section 5.5 Compliance with the Securities Act. Within 30 days following the date of this Agreement, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who in the Company's reasonable judgment may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement in substantially the form attached hereto as Exhibit A (the "Affiliate's Agreement"), executed by such person.

         Section 5.6 Stock Exchange Listings. Parent shall use all reasonable efforts to list on the NYSE, upon official notice of issuance, the Parent Common Stock to be issued in connection with the Merger and upon exercise of the Substitute Options (as defined in Section 5.8).

         Section 5.7 Fees and Expenses. (a) Except as provided in Sections 5.7(b) and (c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses.

         (b) Provided that the Company is not in material breach of its representations, warranties or agreements set forth in this Agreement, if this Agreement is terminated by the Company or by Parent pursuant to Section 7.1(f), or if the shareholders of Parent shall fail to approve the Share Issuance at the Parent Shareholders' Meeting after the Board of Directors of Parent shall have withdrawn or modified its recommendation of such transaction pursuant to Section 5.1(a), then Parent shall pay to the Company $4,500,000 (the "Termination Fee") in same-day funds on the date of such termination or within two business days following the date of the Parent Shareholders' Meeting, as applicable.

         (c) If this Agreement is terminated by the Company or by Parent pursuant to Section 7.1(e), or if the shareholders of Parent shall fail to approve the Share Issuance at the Parent Shareholders' Meeting and the Board of Directors of Parent shall not have withdrawn or modified its recommendation of such transaction pursuant to Section 5.1(a), then Parent shall pay to the Company $1,500,000 in same-day funds on the date of such termination or within two business days following the date of the Parent Shareholders' Meeting, as applicable, as reimbursement for all fees and expenses incurred by the Company in connection herewith.

         Section 5.8 Company Stock Options. (a) As of the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time pursuant to the Company Stock Plans (other than any "stock purchase plan" within the meaning of Section 423 of the Code) in effect on the date hereof or granted hereafter in accordance with Section 4.1(h) shall be assumed by Parent and become and represent an option to purchase the number of shares of Parent Common Stock (a "Substitute Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by
(ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise of Substitute Options. As of the Effective Time, each Substitute Option shall be subject to the same terms and conditions as were applicable immediately prior to the Effective Time under the related Company Stock Option and Company Stock Plan under which it was granted; provided, however, that, with respect to the Substitute Options granted to the individuals listed in Section 5.8 of the Company Letter, such Substitute Options shall remain exercisable for the periods specified in Section 5.8 of the Company Letter notwithstanding the occurrence of the Merger or any termination of such individual's employment with the Company, Parent or any of their respective Subsidiaries. The Company agrees to use all reasonable efforts to obtain any necessary consents of holders of Company Stock Options and take such other actions as may be necessary to effect this Section 5.8.

         (b) In respect of each Company Stock Option as converted into a Substitute Option pursuant to Section 5.8(a) and assumed by Parent, and the shares of Parent Common Stock underlying such option, at or prior to the Effective Time, Parent shall file and keep current a registration statement on Form S-8 (or a post-effective amendment to a registration statement on Form S-8) or other appropriate form and shall keep such registration statement current and effective for as long as such options remain outstanding.

         Section 5.9 Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, subject to the rights of the Board of Directors of each of Parent and the Company to withdraw or modify its recommendation to its shareholders or stockholders, as applicable, as set forth in Section 5.1, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and state takeover statutes), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger or this Agreement vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that nothing set forth in this Agreement shall require Parent to make any divestiture or consent to any divestiture of any assets, operations or practices in order to effect the Merger or the other transactions contemplated by this Agreement, or to appeal any injunction or order, or to post a bond in respect of such appeal.

         (b) The Company and Parent each shall use all reasonable efforts not to take any action that, in any such case, might reasonably be expected to
(i) cause any of its representations or warranties contained in this Agreement that is qualified as to materiality to be untrue, (ii) cause any of its representations or warranties contained in this Agreement that is not so qualified to be untrue in any material respect, (iii) result in a breach of any covenant made by it in this Agreement, (iv) result directly or indirectly in any of the conditions to the Merger set forth in Article VI not being satisfied or
(v) impair the ability of the parties to consummate the Merger at the earliest practicable time (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

         Section 5.10 Public Announcements. Parent and the Company will not issue any press release with respect to the transactions contemplated by this Agreement or otherwise issue any written public statements with respect to such transactions without prior consultation with each other party, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange.

         Section 5.11 State Takeover Laws. If any "fair price", "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

         Section 5.12 Notification of Certain Matters. Parent shall use all reasonable efforts to give prompt notice to the Company, and the Company shall use all reasonable efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of any of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any suit, action or proceeding brought or threatened by any Governmental Entity or other person, or before any Governmental Entity, against or in respect of such party or any of its Subsidiaries, or any employee of or physician under contract with such party or any of its Subsidiaries, and (iv) any event, change or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. In addition, Parent shall notify and consult with the Company reasonably in advance of the acquisition by Parent or any of its Subsidiaries of any properties, assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, whether in a single transaction or a series of related transactions, involving consideration of $15,000,000 or more.

         Section 5.13 Employees. (a) Except as provided in Section 5.8, for not less than one year following the Effective Time, Parent shall provide, or shall cause the Surviving Corporation to provide, compensation and employee benefits plans and arrangements for employees of and physicians under contract with the Company or any of its Subsidiaries ("Affected Employees") that are, in the aggregate, no less favorable than those provided under the Company's compensation arrangements and Company Plans as in effect on the date hereof.

         (b) Parent will, for purposes of eligibility, vesting, level of participant contributions and benefit accruals only, grant to all Affected Employees as of the Closing credit under employee benefit plans and arrangements currently maintained by Parent or any of their respective Subsidiaries in which such Affected Employees become eligible to participate ("Parent Plans") for all their service with the Company prior to the Effective Time as if such service had been rendered to Parent or any of their respective Subsidiaries (but subject to an offset, if necessary, to avoid duplication of benefits). With respect to Affected Employees as of the Effective Time, Parent will use all reasonable efforts to waive all pre-existing condition limitations or exclusions under Parent Plans that provide medical, dental, or vision benefits or coverage; provided, however, that no such waiver will apply to a pre-existing condition of any employee of the Company that was, as of the Effective Time, excluded from coverage in a similar benefit plan of the Company. Furthermore, any covered expenses incurred during the calendar year on or before the Effective Time by an Affected Employee (or a covered family member thereof) under the Company Plans that provide medical, dental, or vision benefits or coverage will be deemed to have been incurred as covered expenses under the corresponding Parent Plans for purposes of satisfying any applicable deductible, coinsurance, and out-of-pocket maximum provisions under such Parent Plans for such calendar year.

         (c) Notwithstanding anything contained herein to the contrary, no provision of this Agreement shall (i) create any obligation on the part of Parent to continue the employment of any Affected Employees for any definite period following the Closing or (ii) preclude Parent from amending or terminating any of the Parent Plans or the Company Plans following the Closing.

         (d) No Affected Employee or other current or former employee of the Company including any beneficiary or dependent thereof, or any other person not a party to this Agreement, shall be entitled to assert any claim hereunder.

         Section 5.14 Certain Agreements. (a) At the Closing, Parent shall execute and deliver, and the Company shall use all reasonable efforts to cause the applicable Principal Stockholders to execute and deliver, the Standstill and Registration Rights Agreement.

         (b) The Company shall, and use its best efforts to cause the respective parties thereto to, enter into a binding agreement to terminate, effective as of immediately prior to the Effective Time, each of (i) Section 1.05, Section 1.08 and Article VI of the Recapitalization Agreement dated February 2, 1998, as amended, among Newborn and Pediatric Healthcare Associates, P.A. and the several participants named in schedules I and II thereto, (ii) the Registration Rights Agreement dated February 2, 1998, as amended, among the Company and the stockholders party thereto, and (iii) the Stockholders Agreement dated February 2, 1998, as amended, among the Company and the stockholders party thereto.

         Section 5.15      Indemnification; Directors' and Officers' Insurance.
(a) Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions (including advancement of expenses, if so provided) occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided by the Company in its Certificate of Incorporation and Bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time and the obligations of the Company in connection therewith shall be assumed by Parent. Parent shall provide, or shall cause the Surviving Corporation to provide, the Company's current directors and officers an insurance and indemnification policy (including any fiduciary liability policy) that provides coverage with respect to any claims made during the six-year period following the Effective Time for events occurring prior to the Effective Time that is substantially similar to the Company's existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage. The premium for such policy shall be paid in full at the Effective Time.

         (b) The provisions of this Section 5.15 are intended to be for the benefit of, and shall be enforceable by, each person who is or has been a director or officer of the Company or a Subsidiary of the Company, and such director's or officer's heirs and personal representatives and shall be binding on all successors and assigns of Parent.

         Section 5.16 Appointment of Directors. Parent shall use its best efforts to cause three vacancies to be created on its Board of Directors (by increasing the number of directors constituting the Board of Directors of Parent or otherwise) and to cause John K. Carlyle, D. Scott Mackesy and Ian M. Ratner to be appointed or elected to fill such vacancies at the Effective Time. If the Parent Shareholders' Meeting is not Parent's annual meeting of shareholders for 2001, Parent also shall use its best efforts to cause Messrs. Carlyle, Mackesy and Ratner to be nominated for election at such meeting and shall recommend the election of such individuals to its shareholders and, regardless of whether the Parent Shareholders Meeting is Parent's annual meeting of shareholders for 2001, Parent shall use its best efforts to cause Messrs. Carlyle and Ratner to be nominated for election to Parent's Board of Directors at Parent's annual meeting of shareholders for 2002, in each case to serve for a term of at least one year. Notwithstanding the foregoing, Parent shall not be required to appoint or elect to, or, if appointed or elected, shall be entitled to remove from, the Board of Directors of Parent any person who has been convicted of any crime (other than a traffic violation), who is the subject of credible allegations of moral turpitude or who, in the reasonable judgment of the Board, is legally ineligible to serve on the Board.

         Section 5.17 Cashless Exercise of the Warrants. The Company shall treat the Warrants as set forth in the fourth recital to this Agreement and, upon the exercise of Warrants by each holder thereof, shall issue to such holder so exercising its Warrants prior to the Effective Time shares of Company Non-Voting Stock, all in accordance with Section 4 of the Stockholders' Agreement.

         Section 5.18 Amendment of Terms of Convertible Debt. The Company shall, and shall use all reasonable efforts to cause each holder of Convertible Debt set forth in Section 3.2 of the Company Letter (each a "Convertible Debt Holder") to, enter a binding agreement in form reasonably satisfactory to Parent prior to the Effective Time amending the terms of the Convertible Debt held by such holder so as to provide that such holder shall receive, upon conversion of such Convertible Debt and in lieu of shares of Company Common Stock, such consideration as such holder would have received in accordance with Article I of this Agreement if such Convertible Debt had been converted into shares of Company Common Stock immediately prior to the Effective Time.

         Section 5.19 Company Permits and Physician Permits. On or before the thirtieth day after the date hereof, the Company shall deliver to Parent and Sub an amendment to Section 5.19 of the Company Letter which shall set forth a true and complete list of all Permits.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE MERGER

         Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by such party) at or prior to the Effective Time of the following conditions:

         (a) Shareholder Approval. The Share Issuance shall have been duly approved by the requisite vote of the shareholders of Parent in accordance with applicable rules of the NYSE, applicable Law and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Parent. This Agreement and the Merger shall have been duly approved by the requisite approval of the stockholders of the Company acting by written consent in accordance with
Section 5.1(b) and the provisions of the DGCL and the Company's Certificate of Incorporation and Bylaws.

         (b) Stock Exchange Listings. The Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         (c) HSR Approval. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         (d) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC. All necessary state securities or blue sky authorizations shall have been received.

         (e) No Order. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall (after the date of this Agreement) have enacted, issued, promulgated, enforced or entered any Law) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

         (f) Standstill and Registration Rights Agreement. The Standstill and Registration Rights Agreement shall have been duly executed by the parties thereto at the Closing.

         (g) Approvals. All consents, approvals, orders or authorizations of or registrations, declarations or filings with any Governmental Entity, which the failure to obtain, make or occur could reasonably be expected to have the effect of making the Merger or any of the transactions contemplated hereby illegal or to have a Material Adverse Effect on the Company or Parent, as the case may be, shall have been obtained, shall have been made or shall have occurred, and shall be in full force and effect.

         (h) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, or before any Governmental Entity, in each case that has a significant likelihood of success (i) challenging the acquisition by Parent or Sub of any shares of Company Capital Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its Subsidiaries, taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Capital Stock, including the right to vote any Company Capital Stock purchased by it on all matters properly presented to the stockholders of the Company, or (iv) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or its Subsidiaries, in each case which could reasonably be expected to have a Material Adverse Effect on the Company.

         Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following additional conditions:

         (a) Performance of Obligations. Each of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time.

         (b) Representations and Warranties. Each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date); provided, however, that this condition shall be deemed to have been satisfied unless, individually or in the aggregate, any inaccuracy of such representations and warranties (without regard to any qualification as to materiality or Material Adverse Effect) could reasonably be expected to constitute or result in a Material Adverse Effect on Parent. The Company shall have received certificates signed on behalf of each of Parent and Sub by its President and its Chief Financial Officer to such effect.

         (c) Tax Opinion. The Company and its stockholders shall have received an opinion of Vinson & Elkins, L.L.P., in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the

Code. In rendering such opinion, Vinson & Elkins, L.L.P. may rely as to matters of fact upon the representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the tax certificate of Parent attached to the Parent Letter ("Parent Tax Certificate") and representations from the Company substantially similar to the representations in the tax certificate of the Company attached to the Company Letter ("Company Tax Certificate").

         (d) Material Adverse Effect. Since the date of this Agreement, there shall have occurred no change, event or development that has had, or could reasonably be expected to have, a Material Adverse Effect on Parent. The Company shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

         (e) Appointment of Directors. Each of Messrs. Carlyle, Mackesy and Ratner shall have been appointed or elected as directors of Parent as provided in Section 5.16.

         Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment (or waiver by Parent) at or prior to the Effective Time of the following additional conditions:

         (a) Performance of Obligations. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time.

         (b) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date); provided, however, that this condition shall be deemed to have been satisfied unless, individually or in the aggregate, any inaccuracy of such representations and warranties (without regard to any qualification as to materiality or Material Adverse Effect) could reasonably be expected to constitute or result in a Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

         (c) Tax Opinion. Parent shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes the Merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Sidley & Austin may rely as to matters of fact upon representations contained herein and may receive and rely upon representations from Parent, the Company, and others, including representations from Parent substantially similar to the representations in the Parent Tax Certificate and representations from the Company substantially similar to the representations in the Company Tax Certificate.

         (d) Comfort Letters. Parent shall have received the "comfort letters" described in Section 5.3, in form and substance reasonably satisfactory to Parent.

         (e) Material Adverse Effect. Since the date of this Agreement, there shall have occurred no change, event or development that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company. Parent shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

         (f) Tax Certificate. Parent shall have received a certificate from the Company certifying that the Company has never been and is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code pursuant to Treasury Regulations Section 1.897-2(h) and Treasury Regulations Section 1.1445-2(c)(3)(i).

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of any matters presented in connection with the Merger by the shareholders or stockholders of Parent, Sub or the Company:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company if there has been (i) a material breach of the representations or warranties on the part of the other set forth in this Agreement that would give rise to the failure of a condition set forth in Section 6.2(b) with respect to the Company or Section 6.3(b) with respect to Parent, respectively, or (ii) a material breach of the covenants or agreements on the part of the other set forth in this Agreement, in each case which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach from the nonbreaching party;

         (c) by either Parent or the Company if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Merger shall have become final and non-appealable;

         (d) by either Parent or the Company if the Merger shall not have been consummated before July 31, 2001, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or other action restraining, enjoining or otherwise preventing the consummation of Merger;

         (e) by either Parent or the Company if any required approval of the Share Issuance by the shareholders of Parent shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such shareholders or at any adjournment thereof; or

         (f) by either Parent or the Company if the Board of Directors of Parent shall or shall resolve to withdraw or modify its recommendation to Parent's shareholders of the Share Issuance as contemplated by Section 5.1(a).

         Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of Parent, Sub or the Company, or their respective officers or directors, except for the last sentence of Section 5.4(a) and the entirety of Sections 2.15 (Brokers), 3.27 (Brokers), and 5.7 (Fees and Expenses), this
Section 7.2, and Article VIII (all of which shall survive the termination); provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant or agreement contained in this Agreement.

         Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors at any time, whether before or after approval of any matters presented in connection with the Merger by the shareholders or stockholders of Parent, Sub or the Company but, after any such approval, no amendment shall be made which by applicable Law requires further approval by such shareholders or stockholders without such further approval, and no amendment shall be made in violation of
Section 251(d) of the DGCL. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.

         Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly executed by such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         Section 8.1 Non-Survival of Representations and Warranties. Except for any claim arising as a result of any breach of a representation or warranty prior to the termination of this Agreement as provided in Section 7.2, the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time or (ii) the termination of this Agreement.

         Section 8.2 Notices. All notices, consents, waivers, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, one business day after being delivered to a nationally recognized overnight courier or when telecopied (with a confirmatory copy sent by such overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to

                                    Pediatrix Medical Group, Inc.
                                    1301 Concord Terrace
                                    Sunrise, Florida 33323-2825
                                    Attention: President
                                    Facsimile No.: (954) 233-3203

                           with copies to:

                                    Sidley & Austin
                                    875 Third Avenue
                                    New York, New York 10022
                                    Attention: Scott M. Freeman
                                    Facsimile No.: (212) 906-2021

                  (b)      if to the Company, to

                                    Magella Healthcare Corporation
                                    2595 Dallas Parkway, Suite 400
                                    Frisco, Texas 75034
                                    Attention: Chief Executive Officer
                                    Facsimile No.: (972) 377-1450

                           with a copy to:

                                    Vinson & Elkins, L.L.P.
                                    3700 Trammell Crow Center
                                    2001 Ross Avenue
                                    Dallas, Texas 75201-2975
                                    Attention: Mark Early
                                    Facsimile No.: (214) 999-7895

         Section 8.3 Interpretation. When a reference is made in this Agreement to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "person" means any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or other legal entity or organization, and the term "business day" means any day other than a Saturday, or Sunday or any other day on which banks in Fort Lauderdale, Florida, or Dallas, Texas, are required or permitted to be closed.

         Section 8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

         Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement together with all other agreements executed by the parties hereto on the date hereof and the Confidentiality Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (including the letter agreement dated November 29, 2000, the letter agreement dated December 15, 2000, as amended, and the non-binding letter of intent dated January 29, 2001, each of which is between Parent and the Company). This Agreement, except for the provisions of Sections 5.8 and 5.15, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 8.6 GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE DGCL GOVERNS THE EFFECTS OF THE MERGER, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND EACH OF THE COMPANY, PARENT AND SUB CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR TO DETERMINE THE RIGHTS OF ANY PARTY HERETO.

         Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

         Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                                    PEDIATRIX MEDICAL GROUP, INC.

                                    By:   /s/ Roger J. Medel, M.D.
                                         ---------------------------------------
                                         Roger J. Medel
                                         Chief Executive Officer



                                    INFANT ACQUISITION CORP.

                                    By:   /s/ Kristen Bratberg
                                         ---------------------------------------
                                         Kristen Bratberg
                                         President



                                    MAGELLA HEALTHCARE CORPORATION

                                    By:   /s/ John K. Carlyle    .
                                         ---------------------------------------
                                         John K. Carlyle
                                         Chief Executive Officer

                                              INDEX OF DEFINED TERMS
                                              ----------------------
         Affected Employees................................................................Section 5.13(a)
         Affiliate's Agreement.................................................................Section 5.5
         Agreement............................................................................Introduction
         Balance Sheet......................................................................Section 3.6(a)
         Benefit Plans.....................................................................Section 3.22(a)
         Blue Sky Laws.........................................................................Section 2.5
         Certificate of Merger.................................................................Section 1.2
         Certificates.......................................................................Section 1.7(b)
         Closing .............................................................................Section 1.16
         Code.....................................................................................Recitals
         Company..............................................................................Introduction
         Company Capital Stock....................................................................Recitals
         Company Common Stock.....................................................................Recitals
         Company Letter........................................................................Section 3.2
         Company Non-Voting Common Stock..........................................................Recitals
         Company Permits......................................................................Section 3.13
         Company Plans.....................................................................Section 3.22(d)
         Company Series A Stock...................................................................Recitals
         Company Series B Stock...................................................................Recitals
         Company Stock Options.................................................................Section 3.2
         Company Stock Plans...................................................................Section 3.2
         Company Tax Certificate............................................................Section 6.2(c)
         Compensation Commitments..........................................................Section 3.22(e)
         Confidentiality Agreement..........................................................Section 5.4(a)
         Contracts............................................................................Section 3.14
         Constituent Corporations.............................................................Introduction
         Convertible Debt......................................................................Section 3.2
         Convertible Debt Holder..............................................................Section 5.18
         Credit Facility....................................................................Section 3.8(b)
         DGCL.....................................................................................Recitals
         Dissenting Shares..................................................................Section 1.6(a)
         Effective Time........................................................................Section 1.2
         ERISA................................................................................Section 2.11
         Exchange Act..........................................................................Section 2.5
         Exchange Agent.....................................................................Section 1.7(a)
         Exchange Fund......................................................................Section 1.7(a)
         Exchange Ratio.....................................................................Section 1.5(c)
         Financial Statements...............................................................Section 3.6(a)
         GAAP...............................................................................Section 3.6(b)
         Governmental Entity...................................................................Section 2.5
         HSR Act...............................................................................Section 2.5
         Intellectual Property Rights.........................................................Section 3.23
         Knowledge of Parent...................................................................Section 2.9

                                                   INDEX OF DEFINED TERMS
                                                   ----------------------
                                                        (continued)
         Knowledge of the Company.............................................................Section 3.12
         Law...................................................................................Section 2.4
         Lien..................................................................................Section 2.2
         Material Adverse Effect...............................................................Section 2.1
         Merger...................................................................................Recitals
         Non-ERISA Plans...................................................................Section 3.22(d)
         Notice of Stockholders' Action.....................................................Section 5.1(b)
         NYSE..................................................................................Section 1.9
         Parent...............................................................................Introduction
         Parent Annual Report..................................................................Section 2.2
         Parent Common Stock......................................................................Recitals
         Parent Letter.........................................................................Section 2.2
         Parent Permits........................................................................Section 2.9
         Parent Plans......................................................................Section 5.13(b)
         Parent Preferred Stock................................................................Section 2.2
         Parent SEC Documents..................................................................Section 2.6
         Parent Series A Stock.................................................................Section 2.2
         Parent Shareholders' Meeting.......................................................Section 5.1(a)
         Parent Stock Options..................................................................Section 2.2
         Parent Stock Plan.....................................................................Section 2.2
         Parent Tax Certificate.............................................................Section 6.2(c)
         Permits..............................................................................Section 3.13
         Permitted Liens...................................................................Section 3.11(a)
         Physician Permits....................................................................Section 3.13
         Principal Stockholders...................................................................Recitals
         Proxy Statement......................................................................Section 2.14
         Registration Statement................................................................Section 2.3
         Required Company Stockholders' Approval...............................................Section 3.3
         Rights Agreement...................................................................Section 1.5(c)
         Rule 145 Affiliates...................................................................Section 5.5
         SEC...................................................................................Section 2.2
         Securities Act........................................................................Section 2.1
         Share Issuance........................................................................Section 2.3
         Significant Medical Services Contract.............................................Section 3.14(n)
         Standstill and Registration Rights Agreement..........................................Section 2.3
         Stockholders' Agreement..................................................................Recitals
         Stockholders' Consent..............................................................Section 5.1(b)
         Sub..................................................................................Introduction
         Subsidiary............................................................................Section 2.1
         Substitute Option..................................................................Section 5.8(a)
         superior proposal..................................................................Section 4.4(b)
         Surviving Corporation.................................................................Section 1.1
         takeover proposal..................................................................Section 4.4(a)

                                            INDEX OF DEFINED TERMS
                                            ----------------------
                                                  (continued)
         Tax Return............................................................................Section 2.8
         Taxes.................................................................................Section 2.8
         Termination Fee....................................................................Section 5.7(b)
         Transaction Documents.................................................................Section 2.3
         Treasury Regulations...............................................................Section 3.9(e)
         Unaudited Balance Sheet............................................................Section 3.6(a)
         Warrants..............................................................................Section 3.2
         WCAS.....................................................................................Recitals

                                                                       EXHIBIT A

                         [FORM OF AFFILIATE'S AGREEMENT]

                                     [Date]

Pediatrix Medical Group, Inc.
1301 Concord Terrace
Sunrise, Florida 33323-2825
Attention: President



Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Magella Healthcare Corporation, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein shall be construed as an admission that I am in fact an "affiliate" of the Company nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

         Pursuant to the terms of the Agreement and Plan of Merger dated as of February 14, 2001 (the "Merger Agreement"), among Pediatrix Medical Group, Inc., a Florida corporation ("Parent"), Infant Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company and the Company will become a wholly owned subsidiary of Parent (the "Merger"). As a result of the Merger, I may receive shares of common stock, $.01 par value per share, of Parent (the "Parent Shares"), in exchange for shares of capital stock of the Company (the "Company Shares"), owned by me or purchasable upon exercise of stock options or warrants. Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

         I represent, warrant and covenant to Parent that if I receive any Parent Shares as a result of the Merger:

         1. I shall not make any sale, transfer or other disposition of any Parent Shares in violation of the Act or the Rules and Regulations.

         2. I have been advised that the issuance of the Parent Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that because (a) I may be deemed to be an affiliate of the Company and (b) the sale, transfer or other distribution by me of the Parent Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the conditions of Rule 145 promulgated by the Commission under the

Act (provided that I deliver to Parent customary letters of representation from myself and my broker), (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         3. I understand and agree that[, except as provided in the Standstill and Registration Rights Agreement to be entered into between myself, Parent and certain others pursuant to the Merger Agreement,] Parent is under no obligation to register the sale, transfer or other disposition of any Parent Shares by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         4. I also understand and agree that appropriate legends will be placed on the certificates representing the Parent Shares issued to me in the Merger, or any substitutions therefor, including:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED
         [ ], 2001 AMONG THE REGISTERED HOLDER HEREOF AND PEDIATRIX MEDICAL GROUP, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF PEDIATRIX MEDICAL GROUP, INC."

         5. I also understand and agree that unless a sale, transfer or other disposition is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         6.       I also understand that the legends referred to in paragraphs
4 and 5 above will be removed by delivery of substitute certificates promptly following receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legends are no longer applicable.

         7. I acknowledge that (i) I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligation to consummate the Merger.



                                             Very truly yours,



                                             ------------------------------
                                             Name:



Agreed and accepted this ___
day of __________, 2001 by

PEDIATRIX MEDICAL GROUP, INC.

By:
   -------------------------------
Name:
Title:

                                                                       EXHIBIT B

             [FORM OF STANDSTILL AND REGISTRATION RIGHTS AGREEMENT]

         STANDSTILL AND REGISTRATION RIGHTS AGREEMENT dated as of [ ], 2001 (this "Agreement"), among PEDIATRIX MEDICAL GROUP, INC., a Florida corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VII, L.P, a Delaware limited partnership ("WCAS"), WCAS HEALTHCARE PARTNERS, L.P., a Delaware limited partnership ("WHP"), the persons listed on Schedule A hereto (such persons, together with WCAS and WHP, being hereinafter referred to collectively as the "WCAS Parties"), JOHN K. CARLYLE, an individual ("Carlyle"), CORDILLERA INTEREST, LTD., a corporation ("CIL"), STEVEN K. BOYD, an individual ("Boyd"), IAN M. RATNER, M.D., an individual ("Ratner"; together with the WCAS Parties, Carlyle, CIL and Boyd, the "Investors"), and ROGER J. MEDEL, M.D., an individual ("Medel"), KRISTEN BRATBERG, an individual ("Bratberg"), JOSEPH CALABRO, an individual ("Calabro"), KARL B. WAGNER, an individual ("Wagner"), and BRIAN T. GILLON, an individual ("Gillon"; together with Medel, Bratberg, Calabro and Wagner, "Management").

                                   WITNESSETH:

         WHEREAS pursuant to the Agreement and Plan of Merger dated as of February 14, 2001 (the "Merger Agreement"), among the Company, Infant Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), and MAGELLA HEALTHCARE CORPORATION, a Delaware corporation ("Magella"), on the date hereof Sub will merge (the "Merger") with and into Magella, with Magella thereby becoming a wholly owned subsidiary of the Company;

         WHEREAS, as a result of the Merger, the Investors will become owners in the aggregate of [ ] shares of common stock, par value $.01 per share, of the Company;

         WHEREAS the parties desire to set forth certain agreements with respect to the Investors' ownership of Common Stock (as defined herein) and the Company wishes to grant to the Investors certain rights relating to the registration of Common Stock; and

         WHEREAS the parties desire to set forth certain agreements with respect to Management's ownership of Common Stock.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.
                               CERTAIN DEFINITIONS

                  SECTION 1.1.      Certain Definitions. For purposes of this
Agreement:

         "Adverse Event" has the meaning specified in Section 5.1(d).

         "Affiliate" has the meaning specified in Rule 405 under the Securities Act.

         "Board" means the board of directors of the Company.

         "Closing" has the meaning specified in the Merger Agreement.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Commission" means the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act.

         "Common Stock" means the common stock, par value $.01 per share, of the Company, or any security issued in exchange therefor by a successor entity to the Company.

         "Demand Registration" has the meaning specified in Section 5.1(a).

         "Dispose" has the meaning specified in Section 3.1(a).

         "Excess Shares" means that number of shares of Common Stock held in the aggregate by the WCAS Parties immediately after the Closing in excess of 9.9% of the total then outstanding shares of Common Stock. In the event that the Company effects any reclassification, stock split, stock dividend or stock combination with respect to Common Stock, any change or conversion of Common Stock into other securities or any redemption or repurchase of Common Stock, appropriate and proportionate adjustments, if any, shall be made to the number of Excess Shares (it being understood (i) that the purpose of the Shelf Registration is to permit the WCAS Parties to sell such number of shares of Common Stock so that the WCAS Parties hold in the aggregate no more than 9.9% of the total then outstanding shares of Common Stock at the first anniversary of the Closing and
(ii) that the Company shall amend or supplement the Shelf Registration if required to effect such purpose).

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any successor United States federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "group" has the meaning contemplated in Rule 13d-5(b) under the Exchange Act.

         "Investor Approval" means, at any time, the approval of Investors holding at least 51% of the Registrable Shares at such time.

         "Lock-up Period" means the 180-day period commencing on the date of the Closing.

         "Person" means an individual, a partnership, a company, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "Piggyback Registration" has the meaning specified in Section 5.2(a).

         "Registrable Shares" means, at any time, any shares of Common Stock held by an Investor that were received by such Investor (i) in the Merger, (ii) as a distribution on or with respect to any Registrable Shares, (iii) through any sale or transfer by another Investor that is permitted by this Agreement or (iv) shares of Common Stock to be acquired upon the exercise of Substitute Options (as defined in the Merger Agreement); provided, however, that Registrable Shares shall not include any shares (x) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, (y) which have been sold to the public pursuant to Rule 144 of the Commission under the Securities Act ("Rule 144"), or (z) the resale of which by an Investor has been registered pursuant to the Shelf Registration.

         "Registration Expenses" has the meaning specified in Section 5.6(a).

         "Securities Act" means the United States Securities Act of 1933, as amended, or any successor United States federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Shelf Registration" has the meaning specified in Section 5.3(a).

         "Standstill Period" means the six-year period commencing on the date of the Closing.

         "Subsidiary" has the meaning ascribed to such term in the Merger Agreement, except that in no event shall the Company or any of its Subsidiaries be considered a Subsidiary of an Investor or any Affiliate of an Investor.

         "take-down" has the meaning specified in Section 5.3(d).

         "Voting Securities" means the Common Stock and any other securities issued by the Company having the power to vote in the election of directors of the Company, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency, but excluding any preferred stock issued by the Company having only such rights to elect up to two directors as are required by the rules of the principal stock exchange on which such preferred stock is listed.

                                   ARTICLE II
                RESTRICTIONS ON ACQUISITION OF VOTING SECURITIES

                  SECTION 2.1. Restrictions on Acquisition of Voting Securities. (a) During the Standstill Period, (i) each of the WCAS Parties will not, directly or indirectly, acquire any Voting Securities and (ii) each Investor (other than the WCAS Parties) will not, and will cause its Affiliates not to, directly or indirectly, acquire any Voting Securities that result in such Investor and its Affiliates owning in the aggregate, directly or indirectly, 5% or more of the total Voting Securities then outstanding, except in each case (x) in the Merger, (y) as contemplated by Section 3.2 or (z) directly from the Company (pursuant to any stock dividend or other distribution, by purchase or otherwise).

                  (b)      During the Standstill Period, except as permitted by
Section 3.2, the Investors (other than the WCAS Parties) will not, and will cause their Affiliates not to, and each of the WCAS Parties will not, participate in making or financing any tender or exchange offer with respect to any Voting Securities, any proposal or offer for a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal or offer to acquire all or any substantial part of the assets or business of the Company or any Subsidiary of the Company.

                                  ARTICLE III
                 RESTRICTIONS ON TRANSFERS OF VOTING SECURITIES

                  SECTION 3.1. Restrictions on Transfers. (a) Without the prior consent of the Company and except as permitted by Section 3.2, during the Lock-Up Period, each Investor (other than the WCAS Parties) and each member of Management will not, and will cause their respective Affiliates not to, directly or indirectly, sell, transfer, pledge or otherwise dispose of, including through any hedging or derivative transactions or otherwise (collectively, "Dispose"), any Voting Securities owned by such Investor, member of Management or any of their respective Affiliates.

                  (b) Without the prior written consent of the Company and except as permitted by paragraph (a) or (c) of Section 3.2, (i) during the 90-day period commencing on the date of the Closing, the WCAS Parties shall not Dispose of any Voting Securities owned by the WCAS Parties and (ii) beginning on the date immediately following such 90-day period and ending on the later of (x) the first anniversary of the Closing and (y) the termination of the Shelf Registration as contemplated by Section 5.3(b), the WCAS Parties shall not Dispose of, in the aggregate, more than one-third of the Excess Shares in any 90-day period.

                  SECTION 3.2. Permitted Transfers. Each Investor and each member of Management or their respective Affiliates may sell or otherwise transfer all or any portion of the Voting Securities owned by them as follows:

                  (a) from an Investor or a member of Management (or Affiliate of an Investor or a member of Management) to an Affiliate of such Investor or such member, or back to such Investor or a member of Management;

                  (b) for estate or tax planning purposes, (i) from an Investor or a member of Management to members of such Investor's or such member of Management's immediate family or trusts or other entities controlled solely by such Investor or such member of Management and members of such Investor's or such member of Management's immediate family or (ii) from an Investor or a member of Management to any person meeting the requirements of Section 501(c)(3) of the Code;

                  (c) to the Company or any of its Subsidiaries or any other Person approved by the Company; or

                  (d) as a result of the death of such Investor or member of Management;

provided, however, that, prior to the first sale or other transfer by an Investor or a member of Management to any transferee permitted by clauses (a),
(b) or (d) of this Section 3.2, such permitted transferee agrees in writing to be bound by this Agreement as if he, she or it were such Investor or member of Management, as the case may be, in which case such permitted transferee shall have benefits identical to those accruing to such Investor or member of Management, as the case may be, under this Agreement, including without limitation those set forth in Article V;

provided further, that the aggregate number of Demand Registrations otherwise required to be provided by the Company hereunder shall not be increased and that any permitted transferee under Section 3.2(b)(ii) shall not have any rights under Article V.

                                   ARTICLE IV
                              VOTING OF SECURITIES

                  SECTION 4.1. Voting of Securities. (a) During the Standstill Period, each Investor (other than the WCAS Parties) will not, and will cause its Affiliates not to, and each of the WCAS parties will not, (A) with respect to any Voting Securities, solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the Board, provided that neither the Investors nor any of their Affiliates shall be deemed a "participant" for purposes of this
Section 4.1(a) solely by reason of the membership of Steven K. Boyd, John K. Carlyle and D. Scott Mackesy (or of any other Affiliate of the WCAS Parties who may subsequently become a member of the Board) on the Board as provided in
Section 5.16 of the Merger Agreement, (B) call or seek to call any special meeting of the Company's shareholders for any reason whatsoever, (C) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities other than an arrangement or agreement among one or more Investors and any of the Investors' Affiliates to which Voting Securities have been transferred pursuant to Section 3.2(a), (D) form or join a group for the purpose of acquiring, holding, voting or disposing of Voting Securities, other than a group consisting only of one or more Investors, and any of their Affiliates to which Voting Securities have been transferred pursuant to Section 3.2(a), (E) execute any written consent with respect to any matter as a holder of Voting Securities (except upon the request of the Company), or (F) publicly or otherwise request the Company or the Board to amend, modify or waive any provision of Article I, II, III or IV of this Agreement.

                  (b) During the Standstill Period, each Investor (other than the WCAS Parties) will, and will cause its Affiliates to, vote all Voting Securities owned, directly or indirectly, by it or by any of its Affiliates, and each of the WCAS Parties will, vote all Voting Securities owned, directly or indirectly, by it, at the option of the Board upon reasonable prior notice to such Investor, either in accordance with the recommendation of the Board or in the same proportion as the holders of Voting Securities who are not Affiliates of either the Company or any Investor, with respect to or in connection with any proxy or consent solicitation involving the election or removal of directors or any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company), not agreed to by the Company, for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Subsidiaries or to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its Subsidiaries.

                                   ARTICLE V
                               REGISTRATION RIGHTS

                  SECTION 5.1. Demand Registrations. (a) At any time after the Lock-up Period, any one or more Investors holding at least 50% of the Registrable Shares may request registration under the Securities Act of all or part of their Registrable Shares for sale in the manner specified in such request; provided, however, that the Company shall not be obligated to register Registrable Shares pursuant to this
Section 5.1(a) on more than one occasion in the aggregate, or after the additional take-down referred to in Section 5.3(d); provided further that the Company shall not be obligated to register Registrable Shares pursuant to this
Section 5.1(a) (i) within one year after the effectiveness of any Piggyback Registration in connection with which either the requesting Investors declined to avail themselves of the opportunity to include their Registrable Shares therein or at least 50% of the Registrable Shares they requested to be included in such registration were so included, or (ii) until the expiration of the later of (x) such one-year period and (y) the 90-day period commencing with such request, if the Company delivers notice to the holders of Registrable Shares as soon as practicable after any request hereunder that the Company in good faith believes that it will offer Piggyback Registration to the Investors pursuant to
Section 5.2 within 90 days of such request. All registrations requested pursuant to this Section 5.1(a) shall be referred to herein as "Demand Registrations".

                  (b) A registration will not count as a Demand Registration for purposes of the first proviso to Section 5.1(a) unless it has become effective and the Investor or Investors requesting such registration are able to register and sell at least 50% of the Registrable Shares they requested to be included in such registration.

                  (c) The Company and the holders of a majority of the Registrable Shares to be sold pursuant to a Demand Registration shall, upon mutual agreement, designate one or more managing underwriters of nationally recognized standing, if applicable, for such offering. If the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and other securities requested to be included (i) creates a substantial risk that the price per share in such registration will be materially and adversely affected or (ii) exceeds the number of Registrable Shares and other securities that can be sold in such offering, then the Company will include in such registration, prior to the inclusion of any securities that are not Registrable Shares, the number of Registrable Shares requested to be included (including requests pursuant to Section 5.2(a)) that, in the opinion of such underwriters, can be sold, pro rata among the respective Investors, on the basis of the number of Registrable Shares owned by such Investors so requested to be included.

                  (d) The Company may at its option postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company delivers to the Investors that have requested such Demand Registration a certificate executed by an executive officer of the Company to the effect that in the reasonable judgment of the Company such Demand Registration, if effected, could materially interfere with or materially adversely affect any then existing negotiations for financing or any other agreement, arrangement, event, plan or transaction then intended, pending or being negotiated in good faith (an "Adverse Event").

                  (e) Independent of and without limiting the Company's rights under Section 5.1(d), the Company may at its option also prohibit, for up to 60 days, the use of a registration statement for a Demand Registration upon a certificate executed by an executive officer of the Company to the effect that such prohibition is required to prevent an Adverse Event.

                  SECTION 5.2. Piggyback Rights. (a) Whenever the Company proposes to register any Common Stock under the Securities Act (including, without limitation, a Demand Registration) on a registration statement other than Form S-4 or Form S-8 , the Company will give prompt written notice to all Investors of its intention to effect such a registration (which notice shall be given not less than (i) in the case of a Demand Registration, ten days after receipt by the Company of a request therefor pursuant to Section 5.1(a) and (ii) in all other cases, 15 days prior to the date the registration statement is to be filed) and, subject to the terms hereof, will include in such registration (a "Piggyback Registration") all Registrable Shares with respect to which the Company has received written requests for inclusion therein within ten days after the receipt of the Company's notice.

                  (b) If a Piggyback Registration arises in connection with a Demand Registration and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and other securities requested to be included in such Piggyback Registration (i) creates a substantial risk that the price per share in such registration will be materially and adversely affected or (ii) exceeds the number of Registrable Shares and other securities that can be sold in such offering, then the Company will include in such registration, prior to the inclusion of any securities that are not Registrable Shares, the number of Registrable Shares requested to be included (including the Registrable Shares requested to be included pursuant to the Demand Registration) that, in the opinion of such underwriters, can be sold, pro rata among the respective Investors requesting to sell Registrable Shares as set forth in Section 5.1(c).

                  (c) If a Piggyback Registration arises that is not in connection with a Demand Registration and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and other securities requested to be included in such Piggyback Registration (i) creates a substantial risk that the price per share in such registration will be materially and adversely affected or (ii) exceeds the number of Registrable Shares and other securities that can be sold in such offering, then the Company will include in such registration only: (x) first, any securities the Company proposes to sell or is required to include under any agreement of the Company, and (y) second, Registrable Shares requested to be included in such registration to the extent that, in the opinion of such underwriters, they can be sold, pro rata among the Investors holding Registrable Shares requested to be included on the basis of the number of such shares owned by such Investors and requested to be so registered.

                  SECTION 5.3. Shelf Registration. (a) Unless the Excess Shares have previously been registered for resale under the Registration Statement (as defined in the Merger Agreement) pursuant to Rule 415 under the Securities Act, the Company shall within 30 days after the Closing file with the Commission, and shall use all reasonable efforts to cause to be declared effective within 90 days after the Closing, a shelf registration statement on any appropriate form pursuant to Rule 415 for the sale by the WCAS Parties of the Excess Shares (the Registration Statement, as amended, or such registration statement, the "Shelf Registration"). Any sales pursuant to the Shelf Registration shall be subject to Section 3.1(b).

                  (b) The Company shall use all reasonable efforts to keep the Shelf Registration continuously effective for a period terminating on the earlier of (i) the nine-month anniversary of the date on which the Commission declares the Shelf Registration effective and

(ii) the date on which all shares of Common Stock registered pursuant to the Shelf Registration have been sold thereunder.

                  (c) The Company further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the form utilized by the Company or by the Securities Act.

                  (d) The WCAS Parties shall have the right to require one underwritten offering off the Shelf Registration Statement (a "take-down"), plus an additional take-down that may be utilized in lieu of (and will be deemed to be) the Demand Registration; provided, however, that any such take-down shall be in respect of shares of Common Stock having a fair market value of not less than $5,000,000 on the date such request is made.

                  SECTION 5.4. Holdback Agreements. (a) Each Investor agrees (and shall sign an agreement to such effect in the usual form of the managing underwriters if the managing underwriters request such agreement), not to effect any public sale or distribution of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, or any hedging or similar transactions, during the 15 days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or underwritten Piggyback Registration (except as part of such underwritten registration).

                  (b) The Company agrees (and shall sign an agreement to such effect in the usual form of the managing underwriters, if the managing underwriters request such agreement) not to effect any public sale or distribution of Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, during the 15 days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration (except as part of such underwritten registration).

                  SECTION 5.5. Registration Procedures. (a) Whenever any Investor has requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use all reasonable efforts promptly to effect the registration and the sale of such Registrable Shares (subject to the limitations in Sections 5.1(a), 5.1(c), 5.1(d), 5.1(e), 5.2(b) and 5.2(c)) in
accordance with the intended method of disposition thereof, and pursuant thereto the Company will use all reasonable efforts to:

                  (i) prepare (and afford counsel for the selling Investors reasonable opportunity to review and comment on) and file with the Commission within 30 days (or if the Company shall not then be eligible to use Form S-3, 60 days) of the date of such request a registration statement with respect to such Registrable Shares and cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities as described in such request;

                  (ii) prepare (and afford counsel for the selling Investors reasonable opportunity to review and comment on) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (iii) furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters;

                  (iv) register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions within the United States as any seller or, in the case of an underwritten public offering, the managing underwriter, reasonably requests and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (B) consent to general service of process in any such jurisdiction;

                  (v) cause all such Registrable Shares to be listed or authorized for quotation on each securities exchange or automated quotation system on which the Common Stock is then listed or quoted or, if the Common Stock is not then so listed or quoted, as the Investors (acting through Investor Approval) may reasonably request;

                  (vi) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

                  (vii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

                  (viii) make available for inspection at a reasonable time by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the preparation of such registration statement;

                  (ix) notify each seller of such Registrable Shares, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (x) notify the sellers of such Registrable Shares of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (xi) prepare (and afford counsel for the selling Investors reasonable opportunity to review and comment on) and file with the Commission, promptly upon the request of any seller of such Registrable Shares, any amendments or supplements to such registration statement or prospectus which, in the written opinion of counsel selected by the holders of a majority of the Registrable Shares being registered, may be required under the Securities Act in connection with the distribution of Registrable Shares by such seller;

                  (xii) prepare and promptly file with the Commission and promptly notify each seller of such Registrable Shares of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (xiii) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use all reasonable efforts promptly to prevent the issuance of any stop order or to obtain its withdrawal if such stop order is issued;

                  (xiv) (A) at least 48 hours prior to the filing of any registration statement or prospectus or any amendment or supplement to such registration statement or prospectus furnish a copy thereof to each seller of such Registrable Shares and (B) refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel selected by the holders of a majority of the Registrable Shares being registered shall have objected in writing on the grounds that such amendment or supplement may not comply in all material respects with the requirements of the Securities Act;

                  (xv) at the request of any seller of such Registrable Shares furnish on the date or dates provided for in the underwriting agreement, if any, or upon the effective date of the registration statement: (A) an opinion of counsel, addressed to the underwriters, if any, and the sellers of Registrable Shares, covering such matters as such underwriters, if any, and sellers may reasonably request and as are customarily covered by the issuer's counsel in an underwritten offering; and (B) a letter or letters from the independent certified public accountants of the Company addressed to the underwriters, if any, and the sellers of Registrable Shares, covering such matters as such underwriters, if any, and sellers may reasonably request and as are customarily covered in accountant's letters in connection with an underwritten offering;

                  (xvi) during such time as any Investor may be engaged in a distribution of Registrable Shares, comply with Regulation M promulgated under the Exchange Act, to the extent applicable;

                  (xvii) participate with the Investors in any road show in connection with an underwritten offering; and

                  (xviii) otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended method of disposition and make generally available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (b) Each Investor that sells Registrable Shares pursuant to a registration under this Agreement agrees as follows:

                  (i) Such seller shall cooperate as reasonably requested by the Company with the Company in connection with the preparation of the registration statement, and for so long as the Company is obligated to file and keep effective the registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding such seller and its plan of distribution of Registrable Shares as may be reasonably necessary to enable the Company to prepare the registration statement and prospectus covering the Registrable Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith; and

                  (ii) During such time as such seller may be engaged in a distribution of the Registrable Shares, such seller shall (A) comply with Regulation M promulgated under the Exchange Act, to the extent applicable, (B) distribute the Registrable Shares under the registration statement solely in the manner described in the registration statement and (C) cease distribution of such Registrable Shares pursuant to such registration statement upon receipt of written notice from the Company that the prospectus covering the Registrable Shares contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  SECTION 5.6. Registration Expenses. (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees of transfer agents and registrars, fees and expenses of compliance with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., printing expenses, road show expenses, fees and disbursements of counsel for the Company, fees and expenses of the Company's independent certified public accountants, and the fees and expenses of any underwriters (excluding underwriting fees, expenses, discounts or commissions attributable to the Registrable Shares included in such registration, which will be paid or borne by the Investors holding or selling such Registrable Shares) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing or authorizing for quotation the securities to be registered on each securities exchange or automated quotation system on which any shares of Common Stock are then listed or quoted.

                  (b) In connection with a Demand Registration (or one take-down under the Shelf Registration in lieu of a Demand Registration) effected pursuant to this Agreement, the Company will reimburse the Investors covered by such registration for the reasonable fees and expenses not in excess of $50,000 of one (but only one) special counsel for the Investors chosen by the holders of a majority of such Registrable Shares. In connection with each Piggyback Registration, such holders shall bear all such fees and expenses of their counsel.

                  (c) Notwithstanding Sections 5.6(a) and 5.6(b) above, the Investors agree that in the event any Investors withdraw any registration demand, such Investors shall either pay the Registration Expenses incurred in such registration or count such withdrawn demand toward their permitted Demand Registration, as set forth in the first proviso to Section 5.1(a).

                  SECTION 5.7. Indemnification. (a) In the event of a registration of the Registrable Shares under the Securities Act pursuant to the terms hereof, the Company agrees to indemnify, hold harmless and defend, to the fullest extent permitted by law, each seller of Registrable Shares, its officers, directors and partners and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 5.7(c)) caused by, arising out of, resulting from or related to any untrue or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered, any prospectus or preliminary prospectus contained therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any managing underwriter by any such seller or any such controlling person expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the sellers of Registrable Shares (and with the same exception with respect to information furnished or omitted by such underwriter or controlling person thereof) and in connection therewith the Company shall enter into an underwriting agreement in customary form containing such provisions for indemnification and contribution as shall be reasonably requested by the underwriters. The reimbursements required by this Section 5.7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (b) In the event of a registration of the Registrable Shares under the Securities Act pursuant to the terms hereof, each Investor that sells any Registrable Shares pursuant thereto agrees to indemnify, hold harmless and defend, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each underwriter and controlling person thereof against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 5.7(c)) caused by, arising out of, resulting from or related to any untrue or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered, any prospectus or preliminary prospectus contained therein, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing to the Company or any managing underwriter by such seller or a controlling person thereof expressly for use therein. The reimbursements required by this Section 5.7(b) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (c)      Any Person entitled to indemnification hereunder will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent such failure to give notice shall materially prejudice the rights of the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment (with written advice of counsel) a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not enter into any settlement without the indemnified party's prior written consent unless such settlement includes an unconditional release of the indemnified party from liability relating to the claim. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment (with written advice of counsel) of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5.7(a), 5.7(b) or 5.7(c) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.7(d) were determined by pro rata allocation

(even if the Investors or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5.7(c), defending any such action or claim. Notwithstanding the provisions of this Section 5.7(d), no holder shall be required to contribute an amount greater than the dollar amount of the proceeds received by such holder with respect to the sale of any Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations in this Section 5.7(d) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

                  (e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party.

                  SECTION 5.8.      Compliance with Rule 144. The Company shall
(i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the Company in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and (iii) at the request of any holder who proposes to sell securities in compliance with Rule 144, forthwith furnish to such holder a written statement of compliance with the reporting requirements of the Commission as set forth in Rule 144 and make available to such Investors such information as will enable the Investors to make sales pursuant to Rule 144.

                  SECTION 5.9. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  SECTION 5.10. Termination of Registration Rights. The registration rights provided hereunder shall terminate with respect to any holder of Registrable Shares on such date as such holder can sell all its shares in any three-month period pursuant to Rule 144.

                                   ARTICLE VI
                                  MISCELLANEOUS

                  SECTION 6.1. Termination. This Agreement shall automatically terminate upon the earlier of (i) the mutual consent of all the parties hereto and (ii) the end of the Standstill Period. Upon the termination of this Agreement, this Agreement shall become void and have no effect and no party hereto shall have any liability to the other party hereto in respect thereof, except that nothing herein will relieve any party from liability for any breach of this Agreement prior to its termination.

                  SECTION 6.2. Legend and Stop Transfer Order. To assist in effectuating the provisions of this Agreement, the Investors consent and shall cause any of their Affiliates that own Voting Securities to consent:

                  (i) to the placement of the following legend on all certificates representing Voting Securities hereafter owned, directly or indirectly, by the Investors or any of their Affiliates until such time as such securities have been transferred in accordance with
         Article III or, if earlier, the first anniversary of the Closing:

                  "The securities represented by this certificate are subject to the provisions of a Standstill and Registration Rights Agreement dated as of [ ], 2001, among Pediatrix Medical Group, Inc. (the "Company"), Welsh, Carson, Anderson & Stowe, VII, L.P., WCAS Healthcare Partners, L.P, John K. Carlyle, Steven K. Boyd, Ian M. Ratner, M.D., Roger J. Medel, M.D., Kristen Bratberg, Joseph Calabro, Karl B. Wagner, Brian T. Gillon and certain other persons specified therein, and may not be transferred except in accordance with such agreement. Copies of such agreement are on file at the office of the corporate secretary of the Company."

         Promptly following the acquisition of any Voting Securities not so legended by the Investors or any of their Affiliates, the Investors shall present or cause to be presented to the Company all certificates representing such Voting Securities for the placement of such legend thereon; and

                  (ii) to entry of a stop transfer order with any transfer agent and registrar for Voting Securities against transfer of any Voting Securities except in compliance with the requirements of this Agreement.

The Investors and their Affiliates shall be entitled to receive new certificates representing any Voting Securities owned, directly or indirectly, by them without the foregoing legend promptly following receipt of an opinion in form and substance reasonably satisfactory to the Company from counsel reasonably satisfactory to the Company (which, for such purpose, shall include Reboul, MacMurray, Hewitt, Maynard & Kristol) to the effect that such legends are no longer applicable.

                  SECTION 6.3. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.

                  SECTION 6.4. Specific Enforcement. The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any of the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which it may be entitled by law or equity.

                  SECTION 6.5. Entire Agreement. This Agreement and the Merger Agreement and the other documents referred to herein and therein contain the entire understanding of the parties with respect to the matters covered hereby and thereby.

                  SECTION 6.6. Notices. Any notice, demand, election, request, consent or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon receipt. The addresses for such communications shall be:

         If to the Company or to any member of Management:

                           Pediatrix Medical Group, Inc.
                           1301 Concord Terrace
                           Sunrise, Florida  33323-2825
                           Telecopy:  (954) 233-3203
                           Attention:  Brian T. Gillon

         with a copy to:

                           Sidley & Austin
                           875 Third Avenue
                           New York, New York 10022
                           Telecopy:  (212) 906-2021
                           Attention:  Scott M. Freeman

         If to any WCAS Party:

                           Welsh, Carson, Anderson & Stowe
                           320 Park Avenue
                           Suite 2500
                           New York, NY  10022
                           Telecopy:  (212) 896-9561
                           Attention:  D. Scott Mackesy

         with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York 10111
                           Telecopy:  (212) 841-5725
                           Attention:  Othon A. Prounis

         If to Carlyle:

                           John K. Carlyle
                           10 Cliff Trail
                           Frisco, Texas  75034
                           Telecopy:  (972) 716-8024

         If to Boyd:

                           Steven K. Boyd
                           5215 Spicewood Lane
                           Frisco, Texas  75034

         If to Ratner:

                           Ian M. Ratner
                           2595 Dallas Parkway
                           Suite 400
                           Frisco, Texas 75034

Any party hereto may from time to time change its address for communications under this Section 6.6 by giving at least five days' notice of such changed address to the other party hereto.

                  SECTION 6.7. Amendments and Waivers. This Agreement may not be amended, supplemented or discharged, and none of its provisions may be modified, except expressly by an instrument in writing signed by the party to be charged. Any term or provision of this Agreement may be waived, but only in writing by the party which is entitled to the benefit of that provision. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  SECTION 6.8. Counterparts. This Agreement may be executed in one or more counterparts, which together shall constitute but one instrument. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

                  SECTION 6.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representatives. No party shall assign this Agreement or any rights hereunder except as provided in Section 3.2(a) and the assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement. No provision of this Agreement is intended to confer any right or remedy upon any person other than the parties hereto and Affiliates of the Investors.

                  SECTION 6.10. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated or unless the context shall otherwise require. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 6.11. LEGAL PROCEEDINGS. EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR TO DETERMINE THE RIGHTS OF ANY PARTY HERETO. EACH INVESTOR HEREBY (I) AGREES IRREVOCABLY TO DESIGNATE, APPOINT AND EMPOWER CARLYLE, WITH OFFICES ON THE DATE HEREOF AT 10 CLIFF TRAIL, FRISCO, TEXAS 75034, TELECOPY: (972) 716-8024, TO RECEIVE FOR AND ON ITS BEHALF SERVICE OF PROCESS (PROVIDED THAT THE WCAS PARTIES, ATTENTION D. SCOTT MACKESY, SHALL RECEIVE COPIES OF ALL NOTICES SENT TO CARLYLE PURSUANT HERETO), AND (II) AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  SECTION 6.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

                  SECTION 6.13. Certain Obligations of the WCAS Parties. Each of the WCAS Parties agrees that it will not cause or encourage any Person to take any action or do anything that, if taken or done by a WCAS Party, would be a breach of Articles II, III or IV of this Agreement, or in any capacity consent to such Person taking such action or doing such thing. In addition, each of the WCAS Parties agrees to use all reasonable efforts to cause each of its affiliated limited partnerships not to take any action or do anything that, if taken or done by a WCAS Party, would be a breach of Articles II, III or IV of this Agreement, including, without limitation, (i) using all reasonable efforts to cause each of its representatives and the representatives of such affiliated limited partnership that are members of the board of directors (or are serving in a similar capacity) of a Person in which such WCAS Party or such affiliated limited partnership has an ownership interest to vote against the taking of such action or doing of such thing and (ii) causing all voting securities of such Person beneficially owned by such WCAS Party or such affiliated limited partnership to be voted against the taking of such action or the doing of such thing.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be duly executed by its authorized representative, as of the date first written above.


                                    PEDIATRIX MEDICAL GROUP, INC.


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:



                                    WELSH, CARSON, ANDERSON
                                        & STOWE VII, L.P.

                                    By:  WCAS VII Partners, L.P.
                                    General Partner


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:



                                    WCAS HEALTHCARE PARTNERS, L.P.

                                    By:  WCAS HC Partners
                                    General Partner


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                    Patrick J. Welsh
                                    Russell L. Carson
                                    Bruce K. Anderson
                                    Thomas E. McInerney
                                    Robert A. Minicucci
                                    Anthony J. deNicola
                                    Paul B. Queally


                                    -------------------------------------------
                                    By:  Jonathan M. Rather
                                           Attorney-in-Fact

                                    ------------------------------------
                                    JOHN K. CARLYLE


                                    CORDILLERA INTEREST, LTD.


                                    By:
                                         -------------------------------
                                         Name:
                                         Title:


                                    ------------------------------------
                                    STEVEN K. BOYD


                                    ------------------------------------
                                    IAN M. RATNER, M.D.


                                    ------------------------------------
                                    ROGER J. MEDEL, M.D.


                                    ------------------------------------
                                    KRISTEN BRATBERG


                                    ------------------------------------
                                    JOSEPH CALABRO


                                    ------------------------------------
                                    KARL B. WAGNER


                                    ------------------------------------
                                    BRIAN T. GILLON

                                   SCHEDULE A

Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Thomas E. McInerney
Robert A. Minicucci
Anthony J. deNicola
Paul B. Queally

                                                                       EXHIBIT C

                         [FORM OF STOCKHOLDERS' CONSENT]




                         MAGELLA HEALTHCARE CORPORATION


                                 WRITTEN CONSENT


                                 OF STOCKHOLDERS


                              IN LIEU OF A MEETING


                             PURSUANT TO SECTION 228
                     OF THE DELAWARE GENERAL CORPORATION LAW



                  WHEREAS MAGELLA HEALTHCARE CORPORATION, a Delaware corporation (the "Corporation"), is party to the Agreement and Plan of Merger dated as of February 14, 2001 (the "Merger Agreement"), among the Company, Pediatrix Medical Group, a Florida corporation ("Parent"), and Infant Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), a copy of which agreement has been provided to the undersigned and carefully reviewed by them and their financial advisors and counsel;

                  WHEREAS the Board of Directors of the Corporation has unanimously adopted a resolution approving the Merger Agreement and declaring its advisability, and has submitted the Merger Agreement to the undersigned for the purpose of acting on the Merger Agreement;

                  WHEREAS the undersigned have agreed to execute this Consent and to take irrevocably the action hereinafter described, understanding that this Consent, and the action hereinafter described, cannot be withdrawn or revoked, notwithstanding any change in future circumstances;

                  WHEREAS the undersigned are the holders, in the aggregate, of at least (i) two-thirds of the outstanding shares of Series A Convertible Preferred Stock, $.01 par value per share, of the Corporation ("Series A Preferred Stock"), and (ii) a majority of the total number of votes entitled to be cast by holders of shares of Common Stock, $.01 par value per share, of the Corporation ("Common Stock") and Series A Preferred Stock, voting as a class, at any duly held meeting of the Company's stockholders for the purpose of acting on the Merger Agreement, if all outstanding shares of the Company's capital stock were duly represented at such meeting, in each case on the date of this Consent;

                  WHEREAS no shares of Series B Convertible Preferred Stock, $.01 par value per share, of the Corporation ("Series B Preferred Stock"; together with Series A Preferred Stock, "Preferred Stock"), or Convertible Non Voting Common Stock, $.01 par value per share, of the Corporation ("Non-Voting Common Stock") are issued and outstanding as of the date of this Consent;

                  WHEREAS certain of the undersigned own beneficially and of record warrants dated on or about February 2, 1998, to purchase shares of Non-Voting Common Stock, representing substantially all the outstanding securities of the Company convertible into or exchangeable for Non-Voting Common Stock; and

                  WHEREAS the execution and delivery of this Consent by the undersigned will ensure approval and ratification of the Merger Agreement in all respects by the stockholders of the Company.

                  NOW, THEREFORE, the undersigned hereby consent to the taking of the following action in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law:

                                    RESOLVED that the form, terms and provisions
                  of, and each of the transactions contemplated by, the Merger Agreement, be, and they hereby are, adopted and approved in all respects; and be it further

                                    RESOLVED that the proposed merger of Sub
                  with and into the Corporation, upon the terms and subject to the conditions of the Merger Agreement, be, and it hereby is, approved in all respects.

                  The Secretary of the Corporation is directed to file a signed copy of this Consent in the minute books of the Corporation.

                  IN WITNESS WHEREOF, the undersigned have executed this Consent, which may be signed in one or more counterparts, all of which taken together shall constitute one and the same Consent, as of this [ ] day of [ ], 2001.



                                    WELSH, CARSON, ANDERSON
                                        & STOWE VII, L.P.

                                    By:  WCAS VII Partners, L.P.
                                    General Partner



                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                   WCAS HEALTHCARE PARTNERS, L.P.

                                   By:  WCAS HC Partners
                                   General Partner


                                   By:
                                         ------------------------------
                                         Name:
                                         Title:


                                   Patrick J. Welsh
                                   Russell L. Carson
                                   Bruce K. Anderson
                                   Thomas E. McInerney
                                   Robert A. Minicucci
                                   Anthony J. deNicola
                                   Paul B. Queally


                                   ------------------------------------
                                   By:  Jonathan M. Rather
                                        Attorney-in-Fact


                                   ------------------------------------
                                   JOHN K. CARLYLE


                                   CORDILLERA INTEREST, LTD.


                                   By:
                                         ------------------------------
                                         Name:
                                         Title:


                                   ------------------------------------
                                   STEVEN K. BOYD


                                   ------------------------------------
                                   IAN M. RATNER, M.D.

                                   --------------------------------------
                                   LEONARD HILLIARD, M.D.


                                   THE HILLIARD FAMILY PARTNERSHIP, LTD.


                                   By:
                                         --------------------------------
                                         Name:
                                         Title:


                                   --------------------------------------
                                   GREGG C. LUND, D.O.


                                   --------------------------------------
                                   [                          ]


                                   --------------------------------------
                                   [                          ]


                                   --------------------------------------
                                   [                          ]


                                   --------------------------------------
                                   [                          ]


                                   --------------------------------------
                                   [                          ]


                                   --------------------------------------
                                   [                          ]


                                   --------------------------------------
                                   [                          ]